Bidder's Statement

By

Empire Energy Corporation International

Relating to Proposed Offers for Shares in

Great South Land Minerals Ltd

(ACN 068 650 386)

A copy of this Bidder's Statement was lodged with the Australian Securities and Investments Commission on 4 March 2005.

The Australian Securities and Investments Commission does not take any responsibility as to its contents.

Corporate Directory

Empire Energy Corporation International

Registered office

Suite 260

1011 King Street

Overland Park, KS 66210

United States of America

Contact

Mr John Garrison

Telephone: + 1 (913) 384 2599

Facsimile: + 1 (913) 906 9632

Share registry (for Great South Land Minerals Ltd. Takeover Offer) Rod Tabor Level 3, 65 Murray Street, Hobart Tasmania, Australia Telephone: +613 6234 5908 Facsimile: + 613 6231 9338

Important dates

Date bidder’s statement was lodged with ASIC and date of bidder’s statement	Friday 4 March 2005
Date of Offer	Friday 4 March 2005
Offer closes (unless extended)	5.00pm on 7 April 2005 (Salt Lake City, USA time), or 12pm, 8 April 2005 (Australian Eastern Standard Time)

Defined terms

A number of defined terms are used in this booklet. Unless the contrary intention appears, the context requires otherwise or words are defined in clause  of the bidder’s statement (which is in part B of this booklet), words and phrases in this booklet (including in the bidder’s statement) have the same meaning as in the Corporations Act 2001.

All references throughout this document to $ or dollars are to Australian dollars, unless directly specified otherwise.

Important note

An investment in Empire is a speculative investment.

Contents of this Booklet

Letter from John Garrison, director of Empire Energy Corporation International

Part A

Summary of Empire Energy Corporation International's Offer and How to Accept

Part B

Bidder's Statement

Acceptance Form

Empire Energy Corporation International

4 March 2005

Dear Great South Land Minerals Ltd. shareholder

On behalf of the Directors of Empire Energy Corporation International (Empire Energy), I am pleased to enclose Empire Energy's offer for all  of your shares in Great South Land Minerals Ltd.(GSLM).

The Offer consists of  approximately 62.43 million shares in Empire Energy being offered in exchange for all the shares on issue in GSLM.

Empire Energy is a US public reporting company quoted on the OTC Bulletin Board overseen by the National Association of Securities Dealers. By enabling GSLM to become a subsidiary of Empire Energy, the directors believe the Merged Group will have greater access to the enhanced capital raising opportunities of an OTC Bulletin Board quoted company, which in turn would assist in the  funding required for the exploration activities of GSLM in the Tasmanian Basin. In addition, the directors believe that, being an OTC Bulletin Board company means that shares in Empire Energy will be more readily tradable than shares in GSLM, giving the shareholders greater liquidity opportunities for their investment.

I note that when the transaction was originally contemplated nearly 3 years ago, it was proposed that if all shareholders of GSLM accepted the Offer, the existing GSLM shareholders would then own 95% of the issued capital of Empire. Unfortunately, the transaction has taken longer than expected.   In the interim, Empire has supported both companies by obtaining further funding through issuance of common stock, warrants and convertible debt, the proceeds of which were both loaned to GSLM and used to pay legal, due diligence, regulatory approval and other transaction costs for both companies.  If this Offer is accepted, Empire does not intend to require GSLM to repay these loans.  As a result, if all shareholders of GSLM were to accept this Offer, those shareholders will then own approximately 84% of Empire and former Empire shareholders will then own approximately 4% of Empire. Shares representing 12% of total shares on issue (assuming 100% take up of the Offer by GSLM Shareholders) were sold throughout December 2004 and January 2005 to provide funding to complete the Acquisition.  Further details are set out in section 4.1.

This Offer is subject to a number of conditions which are set out in section . Further, there are a number of risks associated with accepting Empire Energy Shares under the Offer. You should therefore read this document in its entirety including the risk section as set out in Section 10. Further, acceptance of this Offer may have tax consequences which are more fully set out in Section 11. Before accepting this Offer, you should seek appropriate financial and taxation advice.

To accept the scrip Offer of 1 Empire Energy share for each of your GSLM shares, please complete and return the enclosed acceptance form and return it to Interwest Inc, the Transfer Agent appointed by Empire Energy, by no later than 5pm, 7 April 2005 (Salt Lake City USA time) or 12pm 8 April 2005 (Australian Eastern Standard Time).

We look forward to receiving your acceptance and welcoming you as a new shareholder of Empire Energy.

Yours sincerely

John Garrison
Director
Empire Energy Corporation International

Part A

 Summary of Empire Energy's Offer and How to Accept

What is Empire Energy offering to buy?

Empire Energy is offering to buy 100% of GSLM’s Shares on the terms set out in clause  of the bidder’s statement in part B of this booklet.

You may only accept this Offer in respect of 100% of the GSLM Shares held by you.

What will you receive if you accept the Offer?

Consideration

If you accept this Offer, for every 1 of your GSLM Shares, you will receive 1  Empire Energy Share, provided that the conditions of the Offer are satisfied.

Empire Energy Shares

Empire Energy is a reporting company under the Securities Exchange Act of 1934 (the Exchange Act) whose common shares trade on the OTC bulletin board under ticker symbol EEGC. Refer to section 3 below for further details about Empire Energy. An investment in Empire Energy is a speculative investment.

How do I accept the Offer?

To accept this Offer, you must complete and sign the Acceptance Form enclosed with this booklet and return it to the address indicated on the form before the Offer closes.

Further details

Full details on how to accept are set out in clause  of the bidder’s statement in part B of this booklet and also on the enclosed Acceptance Form.

When will I be issued with the new shares?

To receive their Empire Energy Shares, tendering shareholders of GSLM will need to confirm to Empire Energy’s transfer agent, Interwest Transfer Company, Inc. (Interwest), that their full name and address as it appears on the GSLM share register and the Acceptance Form attached to this Bidder's Statement is correct. If you hold  a GSLM share certificate and you accept the Offer, provided that the conditions of the Offer are satisfied,, your GSLM share certificate will be deemed to be cancelled and record of your ownership interest in GSLM will be struck from the GSLM shareholder register from the date you are issued with your new Empire Energy Shares.   If your GSLM shares are represented only in GSLM's share register and you accept the Offer, provided that all the conditions of the Offer are satisfied, record of your ownership interest in GSLM will be struck from the GSLM register from the date you are issued new Empire Energy Shares.   If the minimum acceptance level and other conditions of the Offer are met as set out in clause , Interwest will, within three days of the close of the Offer, issue new Empire Energy Shares  to the GSLM Shareholders who accepted the Offer.   The shareholders will be included in the Empire shareholders’ register immediately and will have all the rights pertaining to shareholders from the date of issue of their Empire Energy Shares.

Tax considerations

You should carefully read section 11 of this bidder's statement. The Offer is conditional on, amongst other things, shareholders holding more than 50% of the share capital in GSLM accepting the Offer. If the Acquisition results in the acquisition by Empire Energy of more than 50% of the GSLM shares, but less than 80%, this means that for Australian resident shareholders of GSLM, any capital gain arising from the exchange of the shares may be taxable in the hands of the relevant shareholder. You should seek appropriate professional advice on the legal and taxation consequences of exchanging your shares in GSLM for shares in Empire Energy.

Will I pay stamp duty if I accept?

You will not pay stamp duty if you accept.

When does the Offer close?

The Offer closes at 5.00 pm on 7 April 2005 (Salt Lake City, USA time) or 12pm 8 April 2005 (Australian Eastern Standard Time), unless it is extended under the Corporations Act 2001.

What conditions attach to the Offer?

The Offer is subject to a number of conditions. In summary, these conditions are:

(a)

Shareholders having more than 50% of the share capital in GSLM must accept the Offer.

(b)

GSLM does not suffer any material adverse change in relation to it or its business between the date of this Offer and the date of closing of this Offer and GSLM shall be free from any material pending or threatened litigation, claims, or contingent liabilities, other than as disclosed in its financial statements for the year ended 30 June 2004.

(c)

GSLM shall be in good standing in the Australian state of Tasmania and shall be duly qualified to do business in those jurisdictions which require such qualification.

(d)

The proposed Acquisition shall not violate the terms and conditions of the petroleum licence held by GSLM, known as SEL 13/98 and such licence shall be in good standing as at the date of closing of the Offer.

(e)

None of the following occurrences happening during the period from the date of this bidder's statement to the end of the Offer period:

•

GSLM resolving that it be wound up;

•

The appointment of a liquidator or provisional liquidator of GSLM;

•

The making of an order by a court for the winding up of GSLM;

•

An administrator of GSLM being appointed under section 436A, 436B, or  436C of the Corporations Act 2001;

•

GSLM executing a deed of company arrangement; or

•

The appointment of a receiver, receiver and manager, other controller (as defined in the Corporations Act 2001) or similar official in relation to the whole, or a substantial part, of the property of GSLM.

Further information

For queries on how to accept the Offer or in relation to your GSLM shareholding, see the enclosed Acceptance Form or call Mr Rod Tabor at GSLM on + 61 3 6234 5908.

For queries in relation to the Offer, please contact the Exchange Agent appointed by Empire Energy to manage this transaction, being Interwest Transfer Company, Inc. on + 1 (801) 272 9294 or by mail at the following address:

Attn: Kurtis D. Hughes
Interwest Transfer Company, Inc.
1981 E. Murray Holiday Road, Suite 100
Salt Lake City, UT 84117

Important notice

The information in this Part A of this booklet is a summary only of Empire Energy’s Offer and is qualified by the detailed information set out elsewhere in this booklet.

You should read the entire bidder’s statement (including the risk factors in section 10 and the tax considerations in Section 11) and the separate target’s statement to be issued by GSLM in relation to the Offer before deciding whether to accept the Offer. Importantly, you should seek appropriate independent financial and taxation advice before deciding whether to accept this Offer.

Important notice for US investors

This Offer is for the securities of an Australian company. The Offer is subject to the disclosure requirements of Australia that are different to those of the United States.  Some of the Financial Statements included in this document have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. You should be aware that the issuer may purchase securities otherwise than under the Offer, such as in open market or privately negotiated purchases.

Part B

 Bidder's Statement

1

Important Information

2

The Offer

3

Profile of Empire Energy

4

Information about Empire Energy securities

5

Profile of GSLM

6

Information on GSLM securities

7

Post takeover intentions

8

Effect of the Offer on Empire Energy

9

Source of Consideration

10

Investment risks

11

Tax Considerations

12

Other material information

13

Terms of the Offer

14

Definitions and interpretation

15

Approval of bidder’s statement

Important Information

1.1

Lodgement under the Corporations Act 2001

A copy of this bidder’s statement was lodged with the Australian Securities and Investments Commission (ASIC) on 4 March 2005.  ASIC takes no responsibility for the content of this bidder’s statement.

This bidder’s statement is given by Empire Energy Corporation International (Empire Energy), the bidder, to Great South Land Minerals Ltd. ACN 068 650 386 (GSLM), the target, under Part 6.5 of the Corporations Act 2001.

1.2

Date of bidder’s statement and Offer

This bidder’s statement is dated 4 March 2005. It includes an Offer dated 7 March 2005 on the terms set out in clause  of this bidder’s statement.

1.3

Defined terms

A number of defined terms are used in this bidder’s statement. Unless the contrary intention appears, the context requires otherwise or words are defined in clause  of this bidder’s statement, words and phrases in this bidder’s statement have the same meaning and interpretation as in the Corporations Act 2001.

1.4

Disclaimer

This is an important document. This document should be read in its entirety.  In preparing this bidder’s statement, Empire Energy has not taken into account the individual financial position and investment strategies of individual GSLM shareholders. Further, acceptance of this Offer may have tax consequences for you. Accordingly, before accepting the Offer contained in clauses  and  of this bidder’s statement, you should consult with your financial, taxation or other professional adviser. This document is subject to a number of conditions. Further, there are a number of risks associated with accepting Empire Energy Shares under the Offer. You should therefore read this document in its entirety including the risk section as set out in Section .

If this document contains forward looking statements in respect of the future performance of Empire Energy, GSLM or the consolidated group of Empire Energy and GSLM, no guarantee is given that these statements will be achieved. They are simply the statements which Empire Energy believes are reasonable and achievable given the level of knowledge available at the date of writing this bidder's statement.

The Offer

2.1

Empire Energy's Offer

Empire Energy offers to acquire 100% of your GSLM shares, on and subject to the terms and conditions set out in this Offer on the basis of 1 Empire Energy Share for every 1 of your GSLM shares (the Consideration), in accordance with Part 6.5 of the Corporations Act together with all Rights attaching to those shares.

The Empire Energy Shares issued in accordance with this Offer will participate in all dividends (if any) and rank equally in all respects with all issued Class A ordinary common stock of Empire Energy on and from the date of issue.

Empire Energy is relying upon a limited exemption from the registration requirements of the Securities Act, available for scrip for scrip offers such as this Offer, where less than 10% of the outstanding shares in GSLM are held by US residents. The effect of this exemption is that, with limited exceptions, shareholders whose GSLM shares would have been viewed to be 'restricted' under US Securities laws will receive restricted Empire Energy Shares which will generally remain 'restricted' until the earlier of (i) Empire filing an effective registration statement with the SEC or (ii) two years from the original purchase of shares. Shareholders whose GSLM shares would not have been viewed to be restricted will receive unrestricted Empire Energy Shares immediately.  Section  below sets out a detailed explanation of the criteria to assist GSLM shareholders in determining if they are eligible to receive unrestricted Empire Energy Shares initially, together with a summary of the implications of the receipt of restricted Empire Energy Shares. As at the date of this bidder's statement, the board of Empire Energy believes that the only shareholders who will receive 'restricted' shares will be GSLM officers or their related bodies corporate.

2.2

Background to the Offer

On July 15 2002, the Board of Directors of Empire Energy unanimously approved the terms and conditions for the acquisition of GSLM as established by a letter of intent between GSLM and Empire Energy dated 9 July 2002 and amended on amended on 10 December 2002 and 16 October 2003 (the Letter of Intent).

At a meeting of shareholders of Empire Energy held on 29 March 2004, all of the necessary shareholder approvals required by the Empire Energy shareholders were obtained. On May 27, 2004, an agreement was entered into by GSLM and Empire Energy to actively pursue the merger (the Merger Agreement), subject to acceptance of the Offer by the shareholders of GSLM and satisfaction of the necessary regulatory requirements in Australia and the United States.

2.3

Letter of Intent

The Letter of Intent set out certain actions which were to form part of the completion of the Offer. These included the following:

(a)

Empire Energy undertook a 1 for 10 reverse-split of its shares, so that following the share split there were 3,100,000 Empire Shares on issue and 58,900,000 shares of GSLM on issue. The share split took place in April 2004. Having regard to further securities issued for the purpose of working capital since the date of the Letter of Intent, GSLM shareholders should refer to section 4.1 for current details in relation to Empire's capital structure.

(b)

Empire Energy re-domiciled its operations into Nevada and sold its  subsidiaries, being Alberta 638260, a Canadian company, Commonwealth Energy Corporation, a Canadian company, and Blue Mountains Resources Inc, a wholly owned subsidiary of Commonwealth Energy Corporation. This has been completed.

(c)

All other assets of Empire Energy have either been sold or assigned to Norman Peterson, the former CEO of Empire Energy in exchange for his assumption of the liabilities of Empire and purchase of the subsidiary companies. Further, Mr Peterson has signed an Affidavit indemnifying Empire Energy in relation to any and all lawsuits and claims whatsoever arising from the operations of Empire or its subsidiaries up until 30 March 2004, being the date of his resignation as an officer and director of Empire. Empire has not conducted independent investigations to determine if the indemnity would be enforceable or as to whether Mr Peterson would be able to satisfy a claim under that indemnity. However, as at the date of this bidder's statement, Empire has not received notice of any claim or lawsuit which may require it to enforce the indemnity against Mr Peterson.

(d)

As at the time at which the Offer is closed, the total authorised common stock of Empire Energy will be 100,000,000 shares.

(e)

This transaction is intended to qualify as a tax-free reorganisation under Section 368 of the US Internal Revenue Code such that the shares of Empire Energy received by the shareholders of GSLM will be received on a tax-free basis. Shareholders should be aware that the Offer may not be 'tax free' under Australian taxation laws. Some commentary in relation to the Australian taxation position is outlined in section .

2.4

Conditions to the Offer

The following events constitute conditions to the Offer, being items which must occur for the Offer to proceed and the transaction to be concluded:

(a)

Shareholders having more than 50% of the share capital in GSLM must accept the Offer.

(b)

GSLM does not suffer any material adverse change in relation to it or its business between the date of this Offer and the date of closing of this Offer and GSLM shall be free from any material pending or threatened litigation, claims, or contingent liabilities, other than as disclosed in its financial statements as at 30 June 2004.

(c)

GSLM shall be in good standing in the Australian state of Tasmania and shall be duly qualified to do business in those jurisdictions which require such qualification.

(d)

The proposed Acquisition shall not violate the terms and conditions of the petroleum licence held by GSLM, known as SEL 13/98, and such licence shall be in good standing as at the date of closing of the Offer.

(e)

None of the following occurrences happening during the period from the date of this bidder's statement to the end of the Offer period:

•

GSLM resolving that it be wound up;

•

The appointment of a liquidator or provisional liquidator of GSLM;

•

The making of an order by a court for the winding up of GSLM;

•

An administrator of GSLM being appointed under section 436A, 436B, or 436C of the Corporations Act 2001;

•

GSLM executing a deed of company arrangement; or

•

The appointment of a receiver, receiver and manager, other controller (as defined in the Corporations Act 2001) or similar official in relation to the whole, or a substantial part, of the property of GSLM.

Profile of Empire Energy

3.1

Overview of Empire Energy

Empire Energy is a company domiciled in Nevada in the United States of America. Its shares are quoted on the OTC Bulletin Board overseen by the National Association of Securities Dealers, Inc.

The OTC Bulletin Board is an electronic quotation system that displays real-time quotes, last-sale prices, and volume information for many over-the-counter securities that are not listed on the NASDAQ Stock Market or a national securities exchange. Brokers who subscribe to the system can use the OTC Bulletin Board to look up prices or enter quotes for OTC securities. Although the National Association of Securities Dealers, Inc. oversees the OTC Bulletin Board, the OTC Bulletin Board is not part of the NASDAQ Stock Market.

3.2

Directors

Empire Energy currently has 2 directors.  As at the date of this bidder's statement it is not intended to increase the number of directors on the Empire Energy board.

Malcolm Bendall

Mr Bendall was a founding director of GSLM and was appointed to the Board of Empire Energy on 4 June 2004 for the purpose of progressing the merger between GSLM and Empire Energy. Mr Bendall has been involved in organisations investigating the viability of petroleum resources in SEL 13/98 since 1978. Mr Bendall has worked as a mine manager and drill supervisor and has been published in 2 international petroleum journals, Geochemical and the Australian Petroleum Exploration Association Journal. He is a fellow of the Institute of Company Directors, Tasmania. In recent times, Mr Bendall's focus has been upon procuring the conclusion of the merger contemplated by this document, including raising capital for both of the constituent companies and preparing for the post merger strategies of the Merged Group.

John Garrison

John C. Garrison has been a director of Empire Energy since 24 March 1999. Mr Garrison is a certified public accountant with over twenty-five years of experience in accounting, auditing and financial management. He served as corporate secretary, director and chief accounting officer of Infinity, Inc., a publicly traded oilfield service and oil and gas exploration and development company from April 1995 to August 1999. He is also a director of one other public traded energy company, Quest Resources, Inc. He is licensed to practice public accountancy in Kansas and Missouri and has been involved in an active practice since 1976. Mr. Garrison received a degree in business administration and accounting from Kansas State University.

3.3

History and simplified corporate structure

3.3.1

History

Empire is a reporting company under the Exchange Act whose common shares trade on the OTC bulletin board under ticker symbol EEGC. Empire Energy is headquartered in Overland Park, Kansas. Empire was incorporated in November of 1983 in the state of Utah under the name of Medivest, Inc.

Medivest engaged in various business enterprises and eventually filed for protection under the bankruptcy laws. Empire emerged from bankruptcy and had its corporate charter reinstated in 1995 but remained inactive until 1999.

At that time, Peterson & Sons Holding Company acquired control by purchasing a majority of the then outstanding shares of Empire from the majority shareholder. Neither Empire nor any of its affiliates received any of the proceeds from the sale. On May 17, 1999, the shareholders of Medivest approved a change of name from Medivest Inc. to Empire Energy Corporation and Empire commenced commercial activity in the oil and gas industry. Empire was previously financed through the issuance of convertible debentures (now converted) at USD1.00 per Empire share, raising USD500,000 in 1999.

Empire Energy was subsequently reorganised with new management with the objective of accumulating oil and gas production and properties at a time when oil and gas prices were at 25-year lows. The primary prospect, at inception, was the opportunity presented in the country of Nicaragua. In the interim, Empire began participating in an exploration program in Tennessee and realised its first revenues from that program in late 1999. In November 2000, Empire Energy acquired a working interest in a natural gas field in Texas.

On 29 June 2001, Empire acquired Commonwealth Energy Corporation, a Canadian company primarily engaged in the acquisition and exploration of petroleum and natural gas properties in the United States. Commonwealth had two wholly owned subsidiaries, Blue Mountain Resources Inc. and Commonwealth Energy (USA) Inc. (Commonwealth) with production and/or prospects located in the states of Oklahoma, Texas and Wyoming.

During 2001 and 2002 Empire Energy experienced liquidity problems related to the Commonwealth merger cost being more than expected and the cost associated with the unsuccessful attempt to establish economic production from the Bedsole No. 1 well in Leon County Texas. As a result, during 2002 Empire sold its interest in the Bedsole Unit, the Parker County, Texas properties and the Tennessee production to partially pay liabilities. Empire Energy sold the Coleman County, Texas properties in 2003 and continued to own the interest in the Nicaraguan Project.

During 2002, the Board of Directors approved a change in the company's direction.  Empire had generated significant operating losses, experienced continued cash flow challenges, depressed share price and the inability to raise either debt or equity capital having regard to (amongst other things), its underlying assets at that time.  Empire adopted a plan to dispose of assets to reduce liabilities and merge with a company on terms that would be beneficial to the shareholders.

On 15 July 2002, the Board of Directors unanimously approved the terms and conditions for the acquisition of GSLM, as established in the Letter of Intent dated 9 July 2002 and amended on 10 December 2002 and 16 October 2003.  Approval of the Company's shareholders was obtained at a shareholders meeting held on 29 March 2004. (see section  for further detail on the Letter of Intent)

As of 30 June 2004, the company had disposed of all of its oil and gas properties.  In preparation for the Offer for the GSLM shares, Empire formed a wholly owned subsidiary and transferred all rights and ownership interest in Industria Oklahoma-Nicaragua, S.A., to that subsidiary and subsequently authorised the distribution of the subsidiary’s shares to the Empire shareholders of record as of 7 July, 2002.  Also in anticipation of the Offer for the GSLM shares, Empire received shareholder approval of the assignment of certain companies to its then Chairman, Norman Peterson who agreed to take an assignment of these assets and who entered into an Affidavit indemnifying Empire from any lawsuits or claims relating to those assets or his conduct of the Company’s affairs prior to 30 March, 2004.

On 30 March, 2004, all members of the  Board of Directors of Empire (except John Garrison) resigned their positions.  Malcolm Bendall was appointed to the Board of Directors on 4 June 2004 after negotiation of the Acquisition and approval by Empire Shareholders.

3.4

Principal activities of Empire Energy

As at the date of this document, Empire Energy is essentially a non-trading company, with its only activity being to pursue the Acquisition of GSLM actively. It is the opinion of the Directors of Empire Energy that the structure of Empire Energy as a fully reporting trading public company listed on the OTC Bulletin Board makes it an attractive merger candidate for GSLM. In preparation for the proposed Offer to be made to GSLM, during 2003, Empire Energy continued to sell its property and assets and to settle its debts. In furtherance of the proposed Acquisition, during 2004 and 2005 Empire Energy has actively raised substantial funds as set forth in the following section, the proceeds of which have been exclusively used to finance GSLM and expenses related to the Acquisition. During 2003 and 2004 Empire Energy had no revenue from operating activities or the sale of oil and gas. Empire Energy no longer has any oil or gas reserves and has discontinued all oil and gas operations.

3.5

Access to funding going forward

3.5.1

The HEM Agreement

As part of a financing arrangement, on 30 June 2004, with final closing documents executed on 2 July 2004, Empire Energy merged with Bob Owen and Company Inc., a Kansas Corporation (BOCI). As a result of the merger, BOCI became a wholly-owned subsidiary of Empire Energy and all outstanding shares of BOCI capital stock held by its sole shareholder were converted into 100,000 shares of Empire Energy common stock. BOCI is a private, development stage company formed to pursue opportunities for investment in the area of real estate and oil and gas and had no material assets and liabilities as at July 2, 2004, other than its rights and obligations under the proceeds from the debentures described below.

Immediately prior to the merger, BOCI entered into a Convertible Debenture Purchase Agreement (the Purchase Agreement) dated 20 May 2004, with closing on 2 July 2004, with HEM Mutual Assurance LLC, an accredited investor located in Minneapolis, Minnesota (HEM) pursuant to which BOCI sold and issued convertible debentures to HEM in an aggregate principal amount of up to USD1,000,000 in a private placement pursuant to Rule 504 of Regulation D under the Securities Act. Two debentures in the aggregate principal amount of USD500,000 were issued for gross proceeds of USD500,000 in cash (the Initial Debentures) and an additional debenture in the aggregate principal amount of USD500,000 (the Contingent Debenture and collectively with the Initial Debentures, the Debentures), in exchange for a promissory note from HEM in the principal amount of USD500,000 (the Note). Each of the Debentures has a maturity date of July 1, 2009, subject to earlier conversion or redemption pursuant to its terms, and bears interest at the rate of 1.5% per year, payable in cash or common stock at the option of the holder of the Debentures. As a result of the merger with BOCI, Empire has assumed the rights and obligations of BOCI in the private placement, including acquiring the gross proceeds raised through the sale of the Debentures, the Note issued by HEM to BOCI, and BOCI's obligations under the Debentures and the Purchase Agreement.

The USD500,000 Contingent Debenture may not be converted, does not accrue interest and is not subject to repayment at maturity unless and until:

(i)

the closing per share bid price for the Common Stock has been at least USD1.30 for 30 consecutive trading days from July 2, 2004 to July 1, 2009;

(ii)

a sufficient number of shares of Common Stock are then held in escrow to cover at least 200% of the number of shares that would then be necessary to satisfy the full conversion of all then outstanding converted Debentures; and

(iii)

the Note has been paid in full by HEM.

The Note becomes payable in full by HEM to Empire upon conversion by Empire Energy and at a time after the Acquisition has been successfully concluded. If and when the Initial Debenture becomes convertible, it will be convertible into unrestricted shares of Empire Energy Common Stock at a conversion price that is the lower of USD1.30 or the average of the three lowest closing per share bid prices for the Common Stock during the 40 trading days prior to conversion.  If and when the Contingent Debenture becomes convertible, it will be convertible into unrestricted shares of Empire energy Common Stock at a conversion price that is the lower of 125% of $US1.30 or the average of the three lowest closing per share bid prices for the common stock during the 40 trading days prior to conversion.

As a result of the Acquisition, USD485,000 in principal of the Initial Debentures is now convertible by HEM into unrestricted shares of Empire common stock (the Common Stock) at a conversion price that is the lower of USD1.30 or the average of the three lowest closing per share bid prices for the Common Stock during the 40 trading days prior to conversion. In addition, USD15,000 in principal of the Initial Debentures is now convertible into unrestricted shares of Common Stock at a conversion price of USD0.01 per share. As at the date of this bidder's statement, HEM has converted a portion of the Initial Debenture into 700,000 unrestricted shares of Empire Common Stock at a conversion price of USD0.01 per share and has converted no shares that convert at a price that is to be determined from the market value of the Empire Common Stock.

The conversion price and number of shares of Common Stock issuable upon conversion of the Debentures is subject to adjustment for stock splits and combinations and other dilutive events . To satisfy its conversion obligations under the Debentures, Empire has placed 50,000,000 shares of Common Stock into escrow for potential issuance to HEM upon conversion of the Debentures on 2 July 2004.  The Board has commercially agreed to reduce the number of shares in escrow to facilitate the completion of the Acquisition without potentially resulting in Empire exceeding its authorised capital levels of 100 million common stock.   Whilst commercial agreement has been reached, the formal documentation is in the process of being finalised as at the date of this document.

The Debentures may never be converted into an aggregate of more than 1,650,000 shares of Common Stock unless Empire Energy elects to increase this maximum number. If the conversion rate of the Debentures would require Empire Energy to issue more than an aggregate of 1,650,000 shares of Common Stock upon conversion of the Debentures and Empire has not elected to increase this maximum number, Empire will be required to redeem the unconverted amount of the Debentures for 125% of the principal amount thereof, plus accrued and unpaid interest. If Empire Energy is unable to pay this amount it will be required to increase the maximum number of shares in an amount equal to the difference.

In addition, the Debentures may not be converted if after such conversion the holder would beneficially own more than 5% of Empire's then outstanding Common Stock, unless the holder waives this limitation by providing Empire 75 days prior notice.

Further, if at any time any of the Debentures are outstanding and Empire receives debt or equity financing in an amount equal to or exceeding USD5 million in a single transaction or a series of related transactions, Empire is required to immediately redeem the outstanding Debentures in full for 150 per cent of the amount of the then outstanding Debentures.

Under the terms of the Debentures, certain events would be termed an 'Event of Default'  including each of the following:

•

Any default in payment of the principal or interest owing on the Debenture.

•

Breach of the debenture if not remedied within 5 days of notice of such breach.

•

Breach of one of the contracts signed in relation to the purchase of the Debentures, if not cured or remedied as provided in such agreement.

•

Commencement of a voluntary case under the US Bankruptcy Code.

•

Default by Empire under any of its obligations under any mortgage, indenture or instrument signifying indebtedness of Empire in excess of USD100,000 and where such default results in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable.

•

Empire having its common stock delisted from OTCBB or other national securities exchange or market on which such common stock is listed for trading or suspended from trading on such an exchange or market, and not having the stock relisted or suspension listed within ten trading days from the beginning of such delisting or suspension.

•

Empire failing to deliver share certificates to the escrow agent representing shares to be issued upon conversion of the Debentures within three business days of Empire receiving notice from the Escrow Agent that additional shares are required to be placed in escrow pursuant to the purchase agreement and escrow agreement;

•

Empire publicly declaring that it is not honouring a properly executed and duly delivered notice of conversion.

•

Empire issues or enters into an agreement to issue any equity line of credit, other than to HEM or any of its affiliates or assigns for a period starting on the date of the closing of that transaction and extending for five years thereafter.

If an Event of Default occurs and continues beyond a cure period, HEM has the right to accelerate all payment owing under the Debentures by declaring them immediately due.  Moreover, as a non-exclusive remedy, HEM may convert the remaining principal amount of the Debentures and accrued interest thereon at a price equal to the lesser of (i) USD1.30 per share or (ii) the average of the three lowest closing bid prices per share of the common stock during the 40 trading days immediately preceding the conversion.

Upon the occurrence of certain Events of Default or a failure by Empire to respond adequately to material changes in federal or certain state security laws, and in each case upon Empire's failure to remedy adequately the underlying problem within a reasonable time, Empire may be held liable to HEM for compensation damages equal to USD3,000,000 payable on demand.  On receipt of such payment, HEM is obliged to return any unconverted debentures.

Until such time that it no longer holds any debentures, neither HEM nor its affiliates may engage in any short sales of the common stock if there is no offsetting long position in the common stock then held by HEM or such affiliates.

As at 21 February 2005, HEM had converted the Debentures into 700,000 shares of Empire common Stock. A further 2,325 shares have been accrued but not issued to HEM in respect of interest payable on the Debentures. Of the USD15,000 portion of the Initial Debenture which is convertible at US0.01 per share, USD8,000 remains outstanding to be converted at 21 February 2005-03-04, for a total of 800,000 shares, plus some amount for interest accrued at a rate of 1.5%.

As at 31 December 2004, Empire had included the Initial Debenture as notes payable in the balance sheet at an amount of USD195,620.  This was shown in the financial statements to be calculated as follows:

Notes Payable

Gross proceeds from notes	USD 500,000
Less: Beneficial conversion feature	(410,000)
Less: Fair value of stock issued for note	(90,000)
Less: Principal value of debt converted	(7,000)
Add: Fair value of stock converted for debt	169,577
Add: Amortization of discounts	33,042
-------------
Book Value of note on December 31, 2004	USD 195,620
=============

This essentially represents the discounted principal balance of the liability at 31 December 2004.  The balance of the liability will increase over the term of the note as the carrying cost (interest) expense is recognised as an expense and added to the Note balance.  At the end of the term of the note, the liability will be equal to the balance due.  The Beneficial Conversion Feature referred to in the table above recognises the value to the creditor of the ability to convert the Note to common stock at deeply discounted prices over a period of time.

The Contingent Debenture is not included in the balance sheet as Empire has not yet met the requirements to draw on and has no balance drawn against it.

As at 23 February 2005, Empire Energy had loaned $291,399.02 to GSLM from the cash proceeds of the issue of the Initial Debenture.  This is in addition to other funds lent to GSLM by Empire as set out in more detail in section 5.3.4.  It is the present intention of Empire not to call upon the repayment of this loan throughout the period of this Offer.  Should the Offer not be accepted, the loan would become due and payable.

3.5.2

Future funding required by Empire

The directors believe that funding opportunities for Empire will be enhanced if the Acquisition proceeds.  In the immediate short term, both Empire and GSLM are in need of either debt or equity facilities. Empire has been able to raise some capital in recent months, notwithstanding its poor balance sheet.  Empire has been able to achieve raising of capital amounts during a period of great uncertainty and when its focus has been on completing the Acquisition.  The directors believe that if the Acquisition is settled, this will create an environment of greater certainty for Empire which in turn should result in greater capital raising opportunities.

If the Acquisition is completed, the first task of the directors will be to concentrate on funding opportunities for the Company.

In particular, if the Acquisition is completed, Empire intends to immediately:

•

explore the possibility of capital raising with investors who have previously expressed an interest in Empire or the underlying assets of GSLM.  In this respect, the original letter of intent was signed between Empire and GSLM in July 2002 so for some time there has been speculation in the market about the proposed Acquisition but without the ability for Empire to sell direct interests in Empire on the basis that the Acquisition was complete.  In this respect and mindful of their legal obligations, the directors believe that some of the groundwork has already been laid for future funding. This includes possible funding resulting from potential joint venture arrangements which will be sought by Empire following the Acquisition.

•

consider whether it should seek to obtain further funding under the terms of the Contingent Debenture as referred to in section 3.5.1.  In doing so, the directors would be mindful of the dilution impact such a decision would have on shareholders of Empire at that time.

•

seek to find new potential investors having regard to the new form of Empire with its new subsidiary.  In this respect, Empire directors believe they have the opportunity to promote the license in US markets at a time when market interest in energy investments is relatively high.

•

consider applying for quotation on AIM, operated by the London Stock Exchange which in turn would give it further opportunities for funding through, for example, a potential equity line facility.  However, the directors note that considerable funding will be required in order to effect a possible quotation on AIM and the directors have not fully assessed whether Empire would meet any prerequisites for quotation on AIM. In this respect, preliminary steps have been undertaken, including the retention of UK legal counsel.

3.5.3

Agreement with Anadarko Energy Services Company

During August, 2001, Empire agreed to sell the gas production from its Bedsole #1 well in Leon county,  Texas to Anadarko Energy Services Company.   The primary term of the agreement was 2 years with provision to be extended year to year thereafter.   The gas price was an indexed based price reduced by an amount that allows Anadarko to recover the cost of measurement equipment normally paid for by the producer.   Once 200,000 MMBTU's of gas was delivered during the primary term of the contract the price reduction was eliminated.   If the wells do not deliver 200,000 MMBTU's during the primary term Empire must pay USD0.30 per MMBTU for any shortage.   The property was sold to Carr Resources in August 2002 but the potential liability from the gas contract remained with Empire.   Carr drilled an additional productive well on the unit in September 2002, which reduced the required production.   Total production since sale of the property in 2002 and the expiration of the agreement in August 2003 is unknown but no claim has been made to Empire and no claim is expected by the directors of Empire.   Based on the known production information, the directors have calculated the maximum potential liability to be USD35,000.

3.6

Recent financial position and performance of Empire Energy

The annual financial report for Empire Energy for the financial year ended 31 December 2003 was filed with the Securities and Exchange Commission (SEC) on 14 May 2004. Further, the auditor reviewed statement for the quarter ended 31 March was filed on 24 May, the quarter ended 30 June was filed on 17 September and the quarter ended 30 September 2004 was filed with the SEC on 13 December 2004.

The annual financial report for Empire Energy for the financial year ended 31 December 2004 was finalised shortly before the issue of this document and filed with the SEC on 3 March 2005. A copy of the 31 December 2004 accounts are attached in Annexure A.

Copies of any of these documents can be downloaded free of charge from the SEC website at www.sec.gov.

3.6.1

Financial report overview

In summary, the 2003 annual financial reports showed that Empire had negligible assets at 31 December, 2003 and approximately USD380,000 in liabilities.  Effective 29 March  2004, the shareholders approved the sale of all remaining assets and subsidiaries in exchange for the assumption of corporate liabilities to allow pursuit of this proposed Acquisition.  At 31 March 2004,  Empire had no assets and no operations.  At 31 December 2004, Empire had assets of approximately USD300,000, including cash of approximately USD50,000, loans outstanding to GSLM of approximately USD280,000 and payment of Acquisition costs, and liabilities of approximately USD925,000.   Included in the liabilities are the following amounts:

•

Approximately USD260,000 that, under the affidavit entered into by the former President of Empire, Norm Peterson, will be assumed by him;

•

Approximately USD320,000 that will offset loans receivable from GSLM;  and

•

Approximately USD195,000 that is due under the Convertible Debenture Purchase Agreement with HEM (refer to section 3.5.1 for further detail on this agreement).

The value of the loans outstanding from GSLM are not included in the assets on Empire's 31 December audited balance sheet because US GAAP accounting standards require that a valuation allowance be recorded due to the poor financial condition of GSLM.  Substantially all activities of 2004 were related to the support of GSLM and pursuit of this proposed Acquisition.

3.6.2

Historical financial information

The following sets out summaries of certain historical financial information about Empire Energy. It is historical information that does not take into account the effects of the proposed Acquisition of GSLM by Empire Energy (see clause  for information in relation to this issue). It is a summary only and the full financial accounts for Empire Energy for the year ended 31 December 2004, which include the notes to the accounts, are attached as Annexure A to this document.

(a)

Historical consolidated Empire Energy profit and loss statements

The Company has no current operations.  Activities of 2003 and 2004 were substantially the sale of assets, settlement of liabilities, support of GSLM and pursuit of the proposed Acquisition.  Expenses incurred were substantially legal, consulting, accounting, auditing and financing costs associated with this proposed Acquisition.

Set out below is a summary of Empire's audited consolidated statement of financial performance (profit and loss statements) for the three years ended 31 December 2004.

Summarised Statement of Financial Performance

	2002	2003	2004
	USD’000	USD’000	USD’000

Revenue	71	0	0
Selling, general and administrative expenses	628	346	1,578
Impairment of oil and gas properties	8,447
Expenses	9,075	346	1,578
Loss before income tax expense	(9,004)	(346)	(1,578)
Income tax expense	-	-
Net loss	(9,004)	(346)	(1,578)

Source: Annual Financial Reports

(b)

Historical consolidated Empire Energy balance sheets

Empire's financial statements reflect nominal assets aside from loans to GSLM, and approximately USD925,000 of liabilities at 31 December 2004.   During 2004 the company made loans totalling approximately USD280,000 to GSLM.  At December 31, 2004, this amount remains due to Empire but a reserve against these loans has been included in the financial statements because repayment could not be assured prior to completion of this Acquisition.  In addition, Empire owes convertible debentures with a face liability of USD493,000 that are included in the financial statements as a liability of approximately USD195,000 due to recording of the discounted value of the included equity beneficial conversion features.

Set out below is Empire's audited consolidated statement of financial position (balance sheet) as at 31 December 2003 and as at 31 December 2004.

Summarised Statement of Financial Position

	2003	2004
	USD'000	USD’000

Current Assets
Cash assets	3	47
Loans to GSLM, net of allowance[1]	-	-
Short Term Investments	2	0
Total Current Assets	5	47
Total Assets	5	47
Current Liabilities
Accounts payable	378	727
Convertible Debentures	-	196

Total Current Liabilities	378	923
Total Liabilities	378	923
Deficiency in Net Assets	(373)	(876)

1  As at 31 December 2004 Empire had loaned GSLM approximately USD280,000 and Empire is required by US GAAP accounting standards to make an allowance in the Empire financials to take account of GSLM's  poor financial condition.

During 2003,proceeds from the sale of assets and shares of Empire's common stock were used to settle liabilities.  During 2004, in pursuit of this Acquisition, Empire raised approximately USD500,000 from the sale of convertible debentures and raised approximately USD315,000 from the sale of common stock.  Of these funds, approximately USD280,000 was loaned to GSLM and approximately USD515,000 was used for activities substantially in pursuit of the proposed Acquisition.

3.7

Public announcements by Empire Energy

3.7.1

Disclosure required by the SEC

All publicly-listed companies in the United States are required by the Exchange Act to file with the SEC certain reports on a timely basis by means of its electronic filing system 'EDGAR'.  These filings include annual and quarterly reports as well as ongoing reports on Form 8-K if certain significant events occur.  Large shareholders and corporate insiders will also be required to file certain schedules setting out details in respect of their shareholdings.

Copies of the following documents can be downloaded, free of charge from the SEC website at www.sec.gov, by accessing the links noted below

•

Articles of Incorporation for Empire Energy (http://www.sec.gov/Archives/edgar/data/788206/000103883804000118/defr14a123103.txt).

•

Annual report for Empire Energy for the year ended 31 December 2004.

•

Quarterly report for Empire Energy for the quarters ended 31 March, 30 June and 30 September 2004 (both accessible at http://www.sec.gov/cgi-bin/browse-edgar?company=empire+energy&CIK=&filenum=&State=&SIC=&owner=include&action=getcompany)

3.7.2

Approval by Empire Energy shareholders of Empire Energy’s Offer

On 15 July 2002, the Board of Directors of Empire, unanimously approved the terms and conditions for the acquisition of GSLM as established in the Letter of Intent. Approval of Empire's shareholders was obtained at a shareholder's meeting held 29 March 2004.

4

Information about Empire Energy securities

4.1

Empire Energy’s issued securities

On 29 March 2004 Empire shareholders approved the proposal to redomicile the company into the state of Nevada and as part of the redomiciliation to issue one new share in the Nevada corporation for each 10 shares of the old corporation.  This change in structure became effective 26 April 2004.

At the date of this bidder's statement, Empire has the following equity:

•

8,775,753 Class A Ordinary Common Stock on issue of 100,000,000 authorised common stock; and

•

106,574 Class B Ordinary Common Stock.

Refer to section  for a description of the rights and liabilities attaching to these respective classes of shares.

4.2

Outstanding options

As at the date of this bidder's statement Empire Energy has 68,464 outstanding options in respect of Class A Ordinary Common Stock, broken down as follows:

•

833 at an exercise price of USD18.00 with an expiry date of 17 April 2005.

•

10,000 at an exercise price of  USD10.00, with an expiry date of 23 October 2005.

•

57,631 at an exercise price of USD30.00, with an expiry date of 19 June 2006.

4.3

Outstanding warrants

As at the date of this bidder's statement, Empire Energy has 2,390,000 warrants outstanding with rights to purchase Class A Common Stock, broken down as follows:

•

15,000 at an exercise price of USD7.00 with an expiry date of 6 September 2006.

•

125,000 at an exercise price of USD0.80 with an expiry date of 6 September 2006.

•

1,500,000 at an exercise price of USD0.10, available for exercise on the date the Offer is successfully accepted and closed, with an expiry date of 31 March 2008.

•

750,000 at an exercise price of USD0.50, available for exercise from 10 October 2005, with an expiry date of 11 October 2009. These are described in further detail below.

On 11 October, 2004, in consideration of certain consultancy services provided by Avalor Capital, LLC and its sole owner Frank W. Bachinsky, III (collectively the Purchaser), Empire Energy issued to the Purchaser warrants entitling the warrant-holder the right to purchase 750,000 shares of Empire stock at a price equal to USD0.50 per share, with such warrants available to exercise on 11 October 2005 and expiring on 11 October  2009.

In the event that the number of Empire shares outstanding exceeds 75 million shares by the earlier of (i) 11 October 2005 or (ii) the date that the underlying consultancy agreement is cancelled or terminated, then the warrant-holder is entitled to purchase a number of additional shares equal to the difference of 750,000 shares and 1% of the total shares issued and outstanding (determined on a fully diluted basis). If the Acquisition is completed, the number of Empire Energy Shares outstanding may exceed 75 million.

In the event of reorganisation, reclassification, consolidation, merger or sale of all or substantially all of the company's assets where shareholders will receive stock, securities or assets in exchange for their equity interest, the warrant-holder will have the right to exercise and receive the benefits of the distribution commensurate with what he would have received had he been a shareholder at the time of the distribution.

4.4

Investment Agreement

In December 2004, Empire Energy entered into an Investment Agreement authorising the issue of 5 million additional shares of Empire Energy common stock at a purchase price of USD0.10 per share to various new Empire Energy shareholders. Notwithstanding the description in Note 14 to the Empire financial statements for the year ended 31 December 2004, the terms of this Investment Agreement state that in the event that the average bid price of Empire's common stock for the 10 days between the 80th and 90th day after the date of that document, is not USD1.00 or more, then Empire must issue and deliver to the respective purchasers, pro rata, an additional 2,490,000 shares of its common stock for no consideration. In the event that this further issue causes Empire to breach its maximum level of authorised shares, then the Investment Agreement provides that Empire must amend its certificate of incorporation to increase its authorised common stock to enable the further issue. It is the understanding of the Board of Empire that if this bidder's statement is lodged with ASIC on or before 7 March 2005, none of the additional shares for no consideration referred to above will be required to be issued.

4.5

Shares due to associated parties of Empire

In August 2002, Owen Enterprises LLC lent USD50,000 to GSLM, followed by a further loan of USD25,000 in December 2002, to provide funding for costs associated with the Acquisition.  These loans were repaid in July 2004 from proceeds of the convertible debentures sold by Empire and loaned to GSLM.   Owen Enterprises LLC also agreed to provide consulting services to both Empire and GSLM in connection with the Acquisition in consideration of USD250,000 (of which USD50,000 has been paid from proceeds from the convertible debentures) and 2,534,419 shares of Class A common stock in Empire, which shares are only deliverable upon the success of the Acquisition.

In December 2002, P & S Investment Management, Inc lent USD75,000 to GSLM to provide funding for costs associated with the Acquisition.   These loans were repaid in July 2004 from proceeds of the convertible debentures sold by Empire and loaned to GSLM.   As part of this agreement, P & S Investment Management, Inc. will receive 100,000 shares of Class A common stock in Empire, following the completion of the Acquisition.

750,000 shares of treasury stock in Empire Energy were transferred to Bryan Ferguson, the previous President of Empire Energy, as a bonus for negotiating the Acquisition. This transfer was completed by issuing Bryan Ferguson with 75,000 post split shares in Empire in August 2002.

4.6

Substantial holders

As at the date of this bidder's statement, the following shareholders are known to Empire Energy to be substantial shareholders, having greater than a 5% beneficial interest in Empire Energy Shares:

Name	Amount	Percent of class
Norman Lowe	500,000	5.8%
Michael Portnoy	500,000	5.8%

Further, HEM Mutual Assurance LLC (HEM) is shown on the register of shareholders maintained by the Transfer Agent as having 150,000 shares of common stock in Empire. However, HEM also has an entitlement to a further 800,000 shares of Common Stock in Empire available within 60 days from the conversion of the Debentures at a price of USD0.01 per share and an entitlement to 2,325 shares of Common Stock in respect of interest accrued on the Debentures, giving it a potential interest in 952,325 shares of Common Stock, being 9.9% of total Empire Energy Common Stock.

Shareholders in Empire Energy who have bought Empire shares in the secondary markets or who have placed their shares with a broker may have their ownership reflected on Empire Energy's shareholder register as being held in the street name of Cede & Co.  Accordingly, although Cede & Co is indicated as being the single largest shareholder of Empire Energy, the Directors expect that beneficial ownership of the shares is held by numerous other parties.

4.7

Historic trading of Empire Energy Shares

The latest recorded sale price of Empire Energy Shares on the OTC Bulletin Board before the date on which this bidder’s statement was lodged with ASIC was USD0.40.

The highest recorded sale price of Empire Energy Shares on the OTC Bulletin Board in the 4 months before this bidder’s statement was lodged with ASIC was USD0.63.

The lowest recorded sale price of Empire Energy Shares in the last 4 months before this bidder’s statement was lodged with ASIC was USD0.21.

Over the past two years, Empire's share price has averaged USD1.00 with a peak of USD2.80 in July 2003.  Since that date, the share price has declined to as low as USD0.21 in February 2005.  The Empire directors believe the decline in the share price is likely to reflect the lack of current operations and the delay in successfully completing the proposed Acquisition. In addition, the decline may have been influenced by 700,000 shares issued in conversion of debentures during the later part of 2004.

Volumes traded over the three years to 31 December 2004 and the percentage turnover compared to the number of issued shares at the end of each respective financial year is as follows:

Financial Year	Volume Trade	Issued Capital	Turnover
	m	m	%

2004	3.38	3.17*	107%
2003	1.18	62.16	2%
2002	1.80	57.17	3%

* restructure of 1 for 10 in April 2004 - majority of volume traded post restructure

In the 2002 and 2003 calendar years, Empire's stock was fairly illiquid with very small volumes of shares sold.  In the latter part of the 2004 calendar year, the volume of shares traded increased significantly, possibly due to 700,000 shares issued in conversion of debentures and interest created by apparent progress toward completion of the proposed Acquisition.

4.8

Restrictions on trading of new Empire Energy Shares following completion of the Acquisition

Empire Energy is relying on a limited exemption from the registration requirements of the Securities Act, available for exchange offers where the target is a 'foreign private issuer' under US securities laws and where less than 10% of the outstanding shares of GSLM are held by US residents.  Empire & GSLM calculated in the manner required by Rule 800 under the Securities Act that on 2 February 2005, thirty days prior to this Offer, considerably less than 10% of GSLM shares were held by US residents.

The effect of this exemption is that, with limited exceptions, shareholders whose GSLM shares would have been viewed to be “restricted” under US securities laws will receive restricted Empire Energy Shares until such time as Empire files a registration statement.  Shareholders whose GSLM shares would not have been viewed as restricted will receive unrestricted shares immediately.  Empire Energy has committed itself to file a registration statement with the SEC without undue delay to register the restricted shares, which, when declared effective, will make them freely tradeable.

Empire Energy has set out below the criteria to assist GSLM shareholders in determining whether they are eligible to receive unrestricted Empire Energy Shares initially. We include in Section 4.10 below a description of the effects of holding restricted shares and the result of filing a registration statement.

Determination of Restricted Status

The information enclosed with this bidder's statement includes an Acceptance Form which must be submitted with any shares tendered to Interwest, Empire Energy’s transfer agent.  Shareholders agreeing to accept the Offer and tendering their GSLM shares without the Acceptance Form or without signing the Acceptance Form or otherwise filling the Acceptance Form out completely will either have their GSLM shares returned to them for future proper delivery or may be issued restricted Empire Energy Shares.

Empire Energy offers the following guidelines to assist tendering shareholders in determining whether their tendered shares would be viewed to be restricted and, accordingly, whether restricted Empire Energy Shares will be issued to them.  If either of the circumstances below describes the GSLM shares in your possession, then the Empire Energy Shares issued to you can be issued as unrestricted.  However, any shareholder deemed to be an ‘affiliate’ of either GSLM or Empire Energy will receive restricted securities in the initial Offer, notwithstanding the fact that such shareholder might otherwise have been entitled to unrestricted shares.

For the purposes of this discussion, the Securities Act provides that  'Affiliate', an 'affiliate' of, or a person “affiliated with”, a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the person specified.  ‘Control’ refers to the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a company, whether through the ownership of voting securities, by contract, or otherwise.  Typically, all officers and directors are viewed as affiliates as well as shareholders with ownership of 10% or more of the voting securities of a company, although a person could be viewed to be an affiliate with a smaller shareholding if other factors indicate that such a person could control or influence management.

(a)

Duration of shareholding

Any GSLM shareholder who purchased their shares and tendered payment in full more than two years prior to the date of this bidder’s statement or who, together with another prior owner who was not an affiliate, collectively owned the shares for at least two years, may be entitled to unrestricted Empire Energy Shares provided they have retained beneficial ownership of the GSLM shares for the entire two-year period and provided they are not and have not been for a period of three months prior to the date of this bidder's statement an affiliate of GSLM.

(b)

Manner of purchase.

Any non-affiliate GSLM shareholder who has held their shares for less than two years may nonetheless be eligible to receive unrestricted Empire Energy Shares provided they were not in the United States when the Offer and sale of the GSLM shares was made.

4.9

Australian Securities and Investment Commission relief

One consequence of the restriction only applying to Affiliate shareholders is that this Offer will have benefits for some but not all of the GSLM shareholders. This will cause a technical breach of section  623(1) of the Corporations Act which prohibits a bidder from offering unequal benefits to target shareholders in a takeover bid. As a result, to ensure compliance with the takeovers procedure set out in the Corporations Act, Empire Energy has received a modification order from ASIC dated 4 March 2005 exempting Empire Energy from the operation of this provision, to facilitate all non-Affiliates being able to receive non-restricted Empire Energy Shares from the date of their issue. A copy of this modification order is available to GSLM shareholders free of charge upon request from GSLM or Empire Energy.

4.10

US regulatory requirements in the Offer of restricted Empire Energy Shares

To the extent a GSLM shareholder would receive restricted Empire Energy Shares, the following text provides important information regarding the effects of the restricted status on such shares.

The restricted Empire Energy Shares to be issued under this Offer may not be resold to the public except upon registration of the shares with the SEC or in a transaction exempt from the registration requirements of the Securities Act.  The shares in certificated form will contain a legend substantially to the effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY ONLY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 905 OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO A VALID REGISTRATION STATEMENT OR PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION.

For so long as the shares are restricted, any shareholder wishing to sell its Empire Energy Shares may be required to provide a legal opinion to the transfer agent that the sale is being made in compliance with the US securities laws and will be required to receive from any prospective purchaser written representations to the effect that:

1.        The purchaser

a)

is not a US Person and is not acquiring the shares for the account or benefit of a US Person; or

b)

is a US Person purchasing the shares in a transaction not requiring registration under the Securities Act; and

2.

The purchaser agrees to resell such shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and

3.

The purchaser agrees not to engage in any hedging transactions with regard to the shares unless in compliance with the Securities Act; and

4.

The purchaser acknowledges that Empire Energy will not register any transfers not made in compliance with these requirements.

The 'restricted' Empire Energy Shares issued as part of the Offer will be restricted until the earlier of twelve months from the date of acquisition or the registration of the shares.  Registration occurs when Empire Energy files a registration statement in respect of the shares with the SEC and the SEC declares the statement 'effective'.

If after twelve months Empire Energy has failed to file a valid registration statement, shareholders, other than insiders or affiliates, holding restricted shares may begin limited sales of shares. In any three month period they can sell no more than 1% of the total shares outstanding.  Based on the currently contemplated Offer the directors of Empire expect this would restrict each shareholder to selling no more than approximately 750,000 shares during each three-month period aggregated across all accounts held for his or her benefit (not only name accounts).  Any shareholder holding restricted shares wishing to sell more than 500 shares in any 3 month period will be required to file 3 copies of a Form 144 notifying the SEC of the intent to sell.  All sales in the United States during this period must be by means of a broker.

If after two years Empire Energy has failed to file a valid registration statement, all requirements as to quantity, manner of sale and SEC notification will fall away for all shareholders not deemed to be 'affiliates'.

4.11

How can you trade the Empire Energy Shares you receive upon acceptance of the Offer?

Provided that you are entitled to receive unrestricted Empire Energy Shares upon acceptance of this Offer pursuant to the qualifications set out in section  and , you will be required to appoint a registered broker with the facilities to trade in US OTC Bulletin Board stocks if you wish to dispose of, or acquire empire Energy Shares on the public markets following the close of this Offer. You will need to make your own enquiries to determine which brokers have the relevant facilities to be able to effect a trade in Empire Energy Shares.   You will need to send an authorisation letter to Interwest to notify the transfer agent that the broker-dealer you appoint has authority to trade your shares.

Provided that you are entitled to receive unrestricted Empire Energy Shares upon acceptance of this Offer pursuant to the qualifications set out in sections 4.8 and 4.9, you will be eligible to trade your new Empire Energy Shares freely.

Generally in the United States it is customary for corporations to provide share certificates representing the shareholders' interests in the company.   Because transfer and settlement of  physical securities is cumbersome and time-consuming, most corporations, like Empire Energy, offer an alternative to maintain record of ownership of shares in a book-entry form.   Unless you expressly request a share certificate, your interest in Empire Energy Shares will be registered in book entry form and you can trade your shares through the "FAST" system run by the Depositary Trust Company.   The FAST system allows electronic trading in shares without having to deliver a properly executed share certificate to a broker prior to trading.   It does require, however, a registered broker with the facilities to trade in US OTC Bulletin Board stocks and you will need to send an authorisation letter to Interwest to notify the transfer agent that the broker-dealer you appoint has authority to trade your shares.   You will need to make your own enquiries to determine which brokers have the relevant facilities to be able to effect a trade in Empire Energy Shares.   You will still, however, be able to trade privately in Empire Energy Shares outside the United States without needing a broker-dealer.

4.12

Dividend history

No dividends have been paid by Empire Energy in the past 2 years. It is not intended that dividends will be payable in the foreseeable future.

4.13

Comparative rights of Empire Energy shareholders and GSLM shareholders

4.13.1

Introduction

When this Offer is complete, those GSLM shareholders who elect to participate will become shareholders of Empire Energy. The rights and liabilities attaching to the  Shares which will be issued as part of the Consideration under the Offer are set out in Empire Energy’s Articles of Association and in the Nevada Corporation Act. The rights and liabilities attaching to the GSLM shares currently held by GSLM  shareholders are provided for by the constitution of GSLM and the Corporations Act 2001 (C'th).

There are currently 2 classes of shares on issue in Empire Energy, being Class A Common Stock (Common Shares) and Class B Redeemable Common Stock (Redeemable Shares). If the conditions of this Offer are met, GSLM shareholders who accept the Offer shall receive Common Shares.

The main rights and liabilities attaching to the Empire Energy Shares, as opposed to the rights and liabilities attaching to the GSLM shares are summarised below.

Empire Energy	GSLM
Authorised Capital Stock and Par Value	Authorised Capital Stock and Par Value

We are authorised to issue 100,000,000 shares of Empire Energy capital stock, consisting of 99,000,000 shares of Class A common stock with USD0.001 par value, and 1,000,000 shares of Class B Redeemable voting common stock with USD0.0001 par value.

The Redeemable Shares will automatically convert to Common Stock upon their onsale.

There is no restriction on the number of shares which may be issued in GSLM. The issue price of those shares is set by the directors of GSLM as at the time of issue.
Number and Election of Directors	Number and Election of Directors

Our articles of incorporation, as amended, and bylaws, as amended, collectively provide for the minimum and maximum number of directors with directors in each class being elected for a one, two or three-year term with the term of years being equal to the numbers of directors classes. Nevada law requires corporations to have at least one director. When Empire re-domiciled to Nevada, John Garrison was listed as the one director in the Articles of Incorporation. Malcolm Bendall was subsequently appointed on 4 June 2004.

The number of directors is such number approved by the members of the company from time to time.

As a public company in Australia, GSLM must have no fewer than 3 directors, at least one of whom must reside in Australia, together with a company secretary at all times.

Removal of Directors	Removal of Directors

At a meeting expressly called for that purpose, one or more directors may be removed by a vote of a majority of the shares of outstanding stock of Empire entitled to vote at an election of directors.  Under Nevada law and Empire's Articles and By-laws, all directors, including casual directors appointed to fill a vacancy on the Board, hold position only until the time of the next AGM of Empire, when they are eligible for re-election if they wish to stand.

The procedure for the removal of directors is prescribed by the Corporations Act. The company may, by ordinary resolution approve the removal of any director throughout the term of their directorship.
Vacancies on the Board of Directors	Vacancies on the Board of Directors

If any vacancies shall occur in the Board of Directors by reason of death, resignation or otherwise, or if the number of directors shall be increased, the directors then in office shall continue to act and such vacancies or newly-created directorships shall be filled by a vote of the directors then in office, though less than a quorum, in any way approved by the meeting.  Any directorship to be filled by reason of removal of one or more directors by the shareholders may be filled by election by the shareholders at the meeting at which the director or directors are removed.

The directors may at any time appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors does not at any time exceed the number approved by the company from time to time.

Dividends	Dividends

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of Class A Common Stock, and the corporation may pay, dividends on its outstanding shares.

The company in general meeting may declare a dividend if, and only if the directors have recommended a dividend. A dividend shall not exceed the amount recommended by the directors.
Voting Rights	Voting Rights
Each share of our common stock entitles its holder to one vote upon all matters upon which our shareholders may vote.

On a vote on a show of hands, each shareholder present in person or by proxy is entitled to one vote.

On a poll vote, each shareholder present in person or by proxy is entitled to one vote for every share held in the company.

Liquidation Rights	Liquidation Rights
The Class B Redeemable Common Stock shall not be entitled to receive any assets of Empire upon the dissolution or liquidation of Empire, except their par value.

If the company is wound up, the liquidator may, with the sanction of  a special resolution by shareholders, divide among the members in kind the whole or any part of the property of the company and may for that purpose set such value as he or she considers fair upon any property to be so divided.

Preemptive Rights and Other Rights	Preemptive Rights and Other Rights

Our common shareholders do not have preemptive rights.  Upon the issuance of any shares of Class A Common Stock to a holder of Class B Redeemable Common Stock the shares of Class B Redeemable Stock equal in number to the shares of Class A Common Stock issued on conversion shall be automatically redeemed by the Corporation for par value.  Empire has no obligation to convert B Stock for A Stock until the holder of B Stock surrenders a duly endorsed certificate or other such form acceptable to the company.  Our Common Stock does not have any sinking fund provisions.

There are no pre-emptive rights attaching to shares in GSLM.
Annual Meeting of Shareholders	Annual Meeting of Shareholders
The annual meeting for our shareholders is held in May or as otherwise designated by the board of directors.	The Annual General Meeting of GSLM shareholders is held each year within 5 months of the end of its financial year at a date and time set and notified by directors.
Shareholder Action by Written Consent	Shareholder Action by Written Consent

Shareholders may take any action required or permitted under Nevada law to be taken at an annual or special meeting of shareholders without a meeting, without prior notice, and without a vote, if consents in writing and setting forth the action taken are signed by the holders of all of the outstanding shares of stock entitled to vote on the matter.

Shareholders in GSLM may  pass a resolution in relation to any matter requiring shareholder approval, by virtue of a circular resolution signed by all current shareholders in GSLM as at the time of the resolution.

Amendment to Incorporating Instruments	Amendment to Incorporating Instruments
We have the right to amend, alter, change or delete any provision contained in our articles of incorporation, as amended, in accordance with the requirements of our articles or any applicable law.

GSLM can modify, alter or replace its existing constitution in accordance with the Corporations Act 2001, which presently provides that such change must be approved by a special resolution of GSLM shareholders.

Amendment to Bylaws	Amendment to Bylaws

Our board of directors may alter, amend, change, add to, repeal or substitute provisions in the bylaws by affirmative vote of a majority of the board, unless the articles, the bylaws or Nevada law provides otherwise.  Shareholders may amend, alter, change, add to, repeal or substitute provisions by the affirmative vote of a majority of shares entitled to vote thereon if notice of such action is contained in the notice of the meeting.  No Bylaws adopted as amended by Shareholders shall be altered or repealed by the Board of Directors.  Furthermore, no Bylaws shall be adopted by the Board of Directors which shall require more than a majority of the voting shares for a quorum at a meeting of the shareholders, except where higher percentages are required by law; provided, however, that (i) if any bylaw regulating an impending election of directors is adopted or amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the Bylaws so adopted or amended or repealed together with a concise statement of the changes made; and (ii) only the Shareholders are permitted to amend, alter or repeat the provisions in the By-laws regarding amending of the By-laws.

Australian companies do not have Bylaws so this is not relevant for GSLM.

However, as noted above, the GSLM constitution can be modified, altered or replaced with the approval of a special resolution of GSLM Shareholders.

Calling of Special Meeting of Shareholders	Calling of Special Meeting of Shareholders

Special meetings of the shareholders may be called at any time by the chairman of the board, the president, or by the Board of Directors, or in their absence or disability, by any vice president, and shall be called by the president or, in his or her absence or disability, by a vice president, or by the secretary on the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting, such written request to state the purpose or purposes of the meeting and to be delivered to the president, each vice president, or secretary.  In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same.

A director of the company may call a general meeting of shareholders at any time and for any reason.

In addition, upon receiving a request from either shareholders having 5% of the total votes which may be cast at a members' meeting or 100 members who are entitled to vote at the meeting, the directors must call and hold a meeting within 2 months of receipt of such request.

However, the recent Corporations Amendment Bill (No. 2) 2005 has sought to remove the 100 member voting rule and, should this Bill be passed in its current form, GSLM Shareholders will no longer be entitled to require a meeting by providing directors with a request from 100 members to do so.

Anti-Takeover Measures	Anti-Takeover Measures

The existence of unissued Empire Energy common stock and other provisions in our articles of incorporation, as amended, and bylaws, as amended, could permit our board of directors to render more difficult or to discourage a merger, tender offer, proxy contest or other transaction aimed at obtaining control of Empire Energy.

The ability for GSLM directors to issue additional unlimited numbers of shares in GSLM could facilitate the GSLM board rendering it more difficult or discouraging a merger, takeover or tender offer or other transaction aimed at obtaining control of GSLM.   However, all share issues permitted by directors can only be done for a proper purpose and in accordance with their duties as directors.

Our articles of incorporation do not provide for cumulative voting and as a result a relatively small group of shareholders may be prevented from electing directors.  The classified board provisions  in our articles could have the  effect of prolonging the time  required for a shareholder or shareholders with significant voting power to gain majority representation on the board.  This inability to immediately gain a majority representation on the board at an annual meeting of shareholders could discourage takeovers and tender offers where board approval requires a majority or a super majority to facilitate success.

Shareholder Rights Plan	Shareholder Rights Plan
Empire Energy does not have a shareholder rights plan.	GSLM does not have a shareholder rights plan.
Indemnification	Indemnification

Our articles of incorporation, as amended, provide that we must indemnify our directors and officers against liability and expenses and must advance expenses to our directors and officers in connection with any proceeding to the fullest extent permitted by the Nevada Corporations Act as now in effect or as it may be amended or substituted from time to time.

The constitution of GSLM indemnifies every officer, auditor or agent of the company against any liability incurred by that person acting in their capacity as officer, auditor or agent in defending any proceedings in which judgment is given in such person's favour or in which they are acquitted or relief is granted by the court.

Advance Notice	Advance Notice
Our bylaws require our shareholders to provide advance notice of any business to be brought before a shareholders meeting.	At least 21 days notice must be given of an extraordinary general meeting of shareholders.

4.14

Directors’ interests in Empire Energy securities

As at the date of this bidder’s statement, the directors of Empire Energy had the following relevant interests in Empire Energy securities:

Director	Class of security	Number	Nature of relevant interest
Malcolm Bendall	NIL	John Garrison	Common A
22,288	Direct ownership

Malcolm Bendall, a director of GSLM was appointed as a director of Empire Energy with effect from 4 June 2004. The sole purpose of this appointment of Mr Bendall to the Board of Empire Energy was in contemplation of this Offer and the proposed Acquisition of GSLM by Empire Energy.  As at the date of this document, Malcolm Bendall has an interest in 7,739,434 ordinary shares in GSLM through his associations with Condor Oil Investments, The Bendall Family Trust and LOGOK Pty Limited. Malcolm Bendall has also been granted 50,000 options in GSLM which may be exercised at a price of $0.01 and which expire on 31 December 2005. Further, subject to the satisfaction of certain conditions, Malcolm Bendall may be granted a further 6,000,000 options in GSLM, the expiry date of which is 30 September 2005 and details of which are set out in section .  Mr Bendall has entered into an agreement with both Empire and GSLM that if the Offer is successful, these options (including the 6 million conditional options) will be cancelled and Mr Bendall will be issued with an equivalent number of options in respect of Empire Energy stock carrying identical terms and conditions to his current GSLM options.

4.15

Transactions in GSLM and Empire Energy securities by Empire Energy

Neither Empire Energy, nor any of its subsidiaries has purchased securities in Empire Energy or GSLM in the 4 months prior to the issue of this document. The Bendall Family Trust, a trust associated with Malcolm Bendall purchased 200,000 shares in GSLM on 30 November 2004, at a price of $0.15 per share. Other than as disclosed, no director or related bodies corporate of a director or secretary of Empire Energy has purchased securities in Empire Energy or in GSLM in the 4 months prior to the issue of this document.

4.16

Loans and indemnities by directors of Empire Energy

There are no current loans or indemnity entitlements outstanding in favour of the directors of Empire Energy as at the date of this bidder's statement. John Garrison accrued approximately USD60,000 in fees throughout 2004, of which USD40,000 remained unpaid as at 31 December 2004. There are no outstanding fees or accrued entitlements payable to Malcolm Bendall at the date of this document.

5

Profile of GSLM

5.1

Disclaimer

The following description of the profile of GSLM and all the financial information concerning it contained in this clause has been prepared for the most part using publicly available information or information made available at the request of Empire Energy.  Subject to the Corporations Act 2001, Empire Energy makes no representation or warranty, express or implied, as to the accuracy or completeness of the information.

5.2

Overview of GSLM’s activities

5.2.1

Introduction

GSLM is an unlisted public company incorporated in Tasmania in 1995 for the specific purpose of exploring for oil and gas in the onshore Tasmania Basin

5.2.2

Review of operations

GSLM owns an onshore petroleum licence, SEL 13/98.

SEL 13/98 was created in June 1999 by incorporating areas covered by permits EL-1/88, EL-9/95 and EL-21/95. SEL 13/98 was granted to GSLM for an initial period of 5 years expiring on 18 May 2004, with the ability to extend the licence for another 5 years at the discretion of the Minister.

A renewal application was lodged on 6 May 2004 and granted on 28 October 2004. SEL 13/98 initially comprised 30,356 square kilometres and covered the whole Tasmania Basin or about half the State. The renewed SEL 13/98 now covers a reduced area of 15,035 square kilometres and requires an exploration expenditure of $21.5 million over 5 years.

Following is a map of Tasmania illustrating the area covered by SEL 13/98. The cross-hatched area highlighted in the centre of the map is the area within Tasmania in which SEL 13/98 permits GSLM to conduct exploratory work to uncover potential petroleum reservoirs suitable for developing.

[ MAP ]

We understand that the GSLM Board is of the view that the Tasmania Basin is prospective for oil, hydrocarbon gases and helium.

In 2001, the Australian Federal Government, through the Australian Research Grants Scheme awarded the University of Tasmania and GSLM a $417,000 Research and Development grant to study the petroleum systems in Tasmania. This grant is enabling a team of university and GSLM geoscientists to develop a computer model for the geological, tectonic and fluid flow evolution of central Tasmania for the last 500 million years. The grant is supported by a $268,000 commitment from GSLM  A number of research projects have been completed by students at the University of Tasmania and these are discussed in further detail in the 2004 Financial Report for GSLM.

In 2000, GSLM undertook the first major regional seismic survey to be carried out on onshore Tasmania, completing in 2001. It is the understanding of the director's of Empire that the 660 line kilometre survey, coupled with prior studies established that large geographical structures, with the potential to be petroleum traps, exist south of Launceston and under the Central Highlands.

Early in 2002, GSLM signed an Exploration Agreement (EA) with OME Resources Australia Pty Limited (OMERA) by which OMERA would earn a joint venture interest of 15% in SEL 13/98 by conducting drilling and related work. This commitment by OMERA was intended to satisfy the minimum work requirements for SEL 13/98 until June 2003.

However, a dispute subsequently arose between GSLM and OMERA as to whether OMERA had complied with certain of its obligations under the EA. The parties were able to settle their differences and recorded their agreed position in a settlement agreement dated 8 August 2003. One of the terms of that settlement agreement was to the effect that GSLM and OMERA would jointly approach the Tasmanian Minister for Infrastructure Energy and Resources for his consent to vary the terms of SEL 13/98 held by GSLM in accordance with the variance agreed between OMERA and GSLM. The effect of that variance was that GSLM would surrender the right to explore for coal bed methane over the area of SEL 13/98 to OMERA.

The varied SEL 13/98 was signed by the Minister on 28 October 2004. OMERA and GSLM entered into a further agreement on 14 September 2004 confirming that there are no outstanding claims or disputes between the parties and that the EA is terminated and of no further effect.

5.3

Recent financial position and performance of GSLM

5.3.1

Financial year ended 30 June 2004

The annual financial report for GSLM for the year ended 30 June 2004 was lodged with ASIC on 29 December 2004.  Set out below is a summary of the key figures from that financial report. This is intended to be a summary only and the full financial accounts for GSLM for the year ended 30 June 2004, which include the notes to the accounts, are annexed as Annexure B.

So far as is known to Empire Energy, other than as set out in clause  below, GSLM’s financial position has not materially changed since 30 June 2004 (being the date of the annual financial report most recently lodged with ASIC by GSLM) other than as set out in the description of the after balance date events within the annual financial report.

In summary, that annual financial report showed (note all amounts are in Australian dollars):

•

The operating loss after providing for income tax was $7,006,422 bringing accumulated losses at the end of the financial year to $10,236,593.

•

No dividends were paid or recommended.

•

Total assets of the company were valued at $58,970 and total liabilities at $2,978,852 as at 30 June 2004, giving rise to a net asset value of negative $2,919,882.

In addition, Empire Energy has received unaudited management accounts for GSLM for the six months ended 31 December 2004. In summary the unaudited balance sheet in those management accounts shows:

•

The operating loss after providing for income tax was $332,537 bringing accumulated losses at the end of the financial year to $10,569,130.

•

No dividends were paid or recommended.

•

Total assets of the company were valued at $207,609 and total liabilities at $3,460,028 as at 31 December 2004, giving rise to a net asset value of negative $3,252,419.

5.3.2

Historical financial information

The following sets out summaries of certain historical financial information about GSLM. It is historical information that does not take into account the effects of the acquisition of GSLM by Empire Energy (see clause  for information relating to this issue). It is a summary only.

All amounts are quoted in Australian dollars.

(a)

Historical consolidated GSLM profit and loss statements

	Six months end	For the Year Ended June 30,
	31-Dec-04	2004	2003
REVENUE FROM ORDINARY ACTIVITIES	$ 10,884	$ 8,480	$ 42
EXPENSES
Exploration accumulated	11,417	6,240,787	-
Interest	6,166	116,156	27,235
Merger costs	29,889
General and administrative	207,447	657,959	768,304
TOTAL EXPENSES	254,919	7,014,902	795,539
OPERATING LOSS	(244,035)	(7,006,422)	(795,497)
Provision for income taxes	-	-	-
Net Loss	$ (244,035)	$ (7,006,422)	$ (795,497)

(b)

Historical consolidated GSLM balance sheets

		Ended June 30,
ASSETS	31-Dec-04	2004	2003
CURRENT ASSETS
Cash	$ 5,325	$ 11,840	$ 13,165
Accounts receivable, net	29,324	16,453	69,586
Other	114,157	9,390	146,893
TOTAL CURRENT ASSETS	148,806	37,683	229,644

PROPERTY AND EQUIPMENT, NET	13,150	21,287	25,632
EXPLORATION EXPENDITURE	-	-	6,166,092
TOTAL ASSETS	161,956	58,970	6,421,368
LIABILITIES
TOTAL CURRENT LIABILITIES	221,278	650,364	2,590,430
LONG TERM LIABILITIES	2,486,801	2,328,489	16,562
TOTAL STOCKHOLDERS’ EQUITY	$ (2,699,168)	$ (2,919,883)	$ 3,814,376

5.3.3

Dividends

GSLM has not paid any dividends to shareholders in the past 2 years.

5.3.4

Loans from associated entities

The annual financial report for GSLM reported that throughout the 2004 financial year an entity associated with Malcolm Bendall, a director of both  GSLM and Empire had advanced $890,028 to GSLM to enable short term funding obligations to be met. As at 30 June 2004, this entity was owed $814,546 and a further $173,000 was advanced after 1 July 2004. The advances are reported to be unsecured, not repayable before 1 June 2006 and to that date have been interest free. As at 23 February 2005, we are informed that the total amount of advances made by Mr Bendall or an associated entity of Mr Bendall to GSLM is equal to $957,545.81.

As at 25 February 2005, Empire Energy has loaned a total of $506,962.26  to GSLM.  In addition, Empire paid Trace Services USD43,478.00 to satisfy a debt owed by GSLM to Trace Services of $72,486.01.

We are informed that it is the present intention of all entities associated with Empire which have lent funds to GSLM, not to call upon the repayment of those funds throughout the Offer period.  Should the Offer not be accepted the loans will become due and payable.

Information on GSLM securities

6.1

GSLM’s issued securities

According to documents provided by GSLM to Empire Energy and searches of the public records by Empire Energy, as at the date of this bidder’s statement, GSLM’s issued securities consisted of  62,426,782 ordinary shares.

6.2

Outstanding options

According to the annual report for GSLM, as at 31 December 2004, GSLM had the following options outstanding.

•

450,000 options at an exercise price of $0.01, expiring on 31 December 2005. The options are comprised of 9 parcels held by each of the directors of, and other persons associated with, GSLM, broken down as follows:

Name	Position	Number of Options
MR Bendall	Chairman	50,000
C Burrett	Director	50,000
S Powell	Director	50,000
P Simpson	Director	50,000
D Tanner	Director	50,000
R Watson	Director	50,000
K Gumley	Company Secretary	50,000
A Steel	Accountant	50,000
R Tabor	Chief Executive Officer	50,000

•

9,000,000 conditional offers of share options to GSLM directors and officers in the following amounts:

Name	Position	Number of Options
MR Bendall	Chairman	6,000,000
C Burrett	Director	600,000
S Powell	Director	400,000
P Simpson	Director	400,000
D Tanner	Director	400,000
R Watson	Director	400,000
K Gumley	Company Secretary	400,000
R Tabor	Chief Executive Officer	400,000

If issued, these options will have a term of 3 years and an exercise price of $1.00.

The issue of any of these options is conditional upon the successful completion of the Acquisition, the extension of the licence SEL 13/98 and the securing of additional available funding of at least $15 million before 31 December 2004.  The GSLM Board subsequently approved an extension of the time in which to satisfy the funding condition until 30 September 2005.

Immediately prior to the issue of this bidder's statement, all of the GSLM option holders (including the conditional option holders) agreed with Empire and GSLM as follows:

(a)

none of the Options would be exercised during the period between the date of issue of the bidder's statement until the time at which the Offer is closed;  and

(b)

following the successful completion of the Acquisition, all GSLM options (including the 9,000,000 conditional options) would be cancelled and they would then be issued with an equivalent number of options in Empire Energy upon the same terms and conditions as the GSLM Options currently provide for and all of the obligations of GSLM with respect to the options shall become the obligations of Empire.

The Offer is only open to GSLM shareholders holding shares as at the date of this bidder's statement and does not extend to option holders in GSLM.

6.3

Interests in GSLM securities

6.3.1

Empire Energy’s relevant interest in GSLM securities

Empire Energy does not have a relevant interest in any of GSLM Shares or GSLM options as at the date of this bidder’s statement. However, Malcolm Bendall, a director of Empire Energy and GSLM has an interest in 7,739,434 ordinary shares in GSLM through his association with the companies listed in section .

Mr Bendall has indicated that he intends to accept the Offer in respect of all GSLM shares which he has an interest in.

6.3.2

Empire Energy’s voting power in GSLM

As at the date of this bidder’s statement and as at the date immediately before the final Offer is sent, Empire Energy has no voting power in GSLM. However, Malcolm Bendall, a director of Empire Energy and GSLM has an interest in 7,739,434 ordinary shares in GSLM through his association with the companies listed in section .

6.3.3

Acquisitions of GSLM Shares by Empire Energy or Empire Energy’s associates

During the 4 months before the date of this bidder’s statement, neither Empire Energy nor an associate of Empire Energy provided, or agreed to provide, consideration for GSLM Shares under a purchase or agreement.

6.4

Collateral benefits

During the period of 4 months before the date of this bidder’s statement, neither Empire Energy nor any associate of Empire Energy gave, or offered to give, or agreed to give a benefit to another person which was likely to induce the other person, or an associate of the other person, to:

*

accept an Offer under the bid; or

*

dispose of GSLM Shares,

and which is not offered to all holders of GSLM Shares under the Offer.

6.5

No escalation agreements

Empire Energy and its associates have not entered into any escalation agreement that is prohibited by section 622 of the Corporations Act 2001.

6.6

Agreement between GSLM and Empire Energy

On 9 July 2002, GSLM and Empire Energy entered into the Letter of Intent agreeing to actively pursue the merger between GSLM and Empire Energy. That Letter of Intent did not specify the terms upon which this Offer would be made or the consideration which Empire proposed to offer to GSLM shareholders in exchange for their shares in GSLM. Details of the Letter of Intent are more fully set out in section  of this document.

Following this, at a meeting of shareholders of Empire Energy held on 29 March 2004, all of the necessary shareholder approvals required by the Empire Energy shareholders were obtained. On May 27, 2004, an agreement was entered into by GSLM and Empire Energy to actively pursue the merger (the Merger Agreement), subject to acceptance of the Offer by the shareholders of GSLM and satisfaction of the necessary regulatory requirements in Australia and the United States.

.

Post takeover intentions

7.1

Approach

This clause 7 sets out Empire Energy’s intentions on the basis of facts and information concerning GSLM which are known to Empire at the time of preparation of this bidder’s statement.  Accordingly, statements of intention set out in this clause represent present intention.

Decisions about intentions may be adjusted in light of material facts and circumstances as they arise.  Empire Energy will notify any change to its intentions (if any) as that change happens.

7.2

Intentions for GSLM as a subsidiary of Empire Energy

7.2.1

Strategic review

It is the intention of the Board of directors of Empire Energy to undertake a review of GSLM’s activities to more fully evaluate its performance, profitability and prospects in the light of the more detailed information then available to it and in the context of Empire Energy’s objective to grow its business and enhance shareholder wealth.

In the immediate short term, both Empire and GSLM are in need of either debt or equity facilities. Empire has been able to raise some capital in recent months, notwithstanding its poor balance sheet.

If the Acquisition is completed, the first task of the directors will be to concentrate on funding opportunities for the Company.

In particular, if the Acquisition is completed, Empire intends to immediately take the action referred to in section .

7.2.2

Board of directors

As at the date of this bidder's statement, it is not proposed to change the board of GSLM as a result of the Offer.

7.2.3

Corporate offices

It is intended that GSLM will continue to run its operations from its current registered offices in Hobart, Tasmania.

7.2.4

General business integration

 The Board of directors of Empire Energy intends to continue the business of GSLM with no significant changes to either the management style or company strategy. The GSLM business will continue to operate in much the same manner following the completion of the merger as it presently does. The directors of Empire believe the key distinctions will be the greater access to capital markets which GSLM will experience as a subsidiary of an OTC Bulletin Board company and the enhanced opportunities for liquidity of the Empire Shares which GSLM shareholders who accept the Offer will receive.

7.2.5

Employees

It is not intended to make any changes to the current numbers of employees of GSLM, though this may change depending upon the outcome of available funding and operations going forward.

7.2.6

Dividend Policy

Empire Energy will review the dividend policy of GSLM having regard to any capital funding requirements of GSLM identified in its strategic review. However, it is not anticipated that dividends will be payable in the foreseeable future.

7.3

Business, assets and employees

Except for the changes and intentions set out in this clause, it is the present intention of Empire Energy (based on the information presently available to it) to:

•

continue the business of GSLM; and

•

not to make any major changes to the business of GSLM (including the redeployment of the fixed assets).

7.4

Implications for minority shareholders

If Empire receives acceptances resulting in it having a relevant interest in at least 90% (by number) of the GSLM shares on issue, Empire will seek to compulsorily acquire the remaining 10% of the GSLM Shares in accordance with clause 13.3.  If the conditions to the Offer are satisfied, but not at a 90% level, those GSLM shareholders who do not accept the Offer will continue as minority shareholders of GSLM following completion of the Acquisition.

Effect of the Offer on Empire Energy

8.1

Corporate activities and strategy

Empire Energy does not currently have any commercial activities, with its only strategy at present to pursue the proposed Acquisition of GSLM. Assuming the acceptance of the Offer, Empire's sole operations will be to seek to raise funds through its status as an OTC Bulletin Board Company in order to provide additional funding to GSLM to meet the exploration expenditure requirements pursuant to SEL 13/98.

8.2

Dividend policy

Throughout the growth and capital raising stage of the companies which is envisioned to continue for the foreseeable future, it is unlikely that dividends will be paid to investors.

8.3

Pro forma consolidated financial statements for the Merged Group

8.3.1

Introduction

Attached as Annexure B to this bidder's statement are the historical audited financial statements of GSLM for the acquisition of GSLM by Empire.  The unaudited pro forma consolidated condensed  financial statements have been prepared utilizing the historical financial statements of Empire.  The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the attached historical financial statements of Empire at Annexure A and the attached historical financial statements of GSLM.

The following unaudited pro forma consolidated condensed statements of operations for the year ended 31 December, 2004 and the unaudited pro forma consolidated condensed balance sheet as of 31 December, 2004 give effect to the acquisition of GSLM including the related pro forma adjustments described in the notes thereto.  The unaudited pro forma consolidated condensed statements of operations for the year ended 31 December, 2004 give effect to the acquisition by Empire as if the acquisition had occurred on 1 January, 2004.  The unaudited pro forma consolidated condensed balance sheet as of December 31, 2004 gives effect to the acquisitions as if they had occurred on December 31, 2004.

The unaudited pro forma consolidated condensed financial statements may not be indicative of the results that actually would have occurred if the acquisitions had been effective on the dates indicated or which may be obtained in the future.

Note that these proforma accounts have been prepared in accordance with US GAAP and all amounts have been calculated in accordance with US GAAP accounting standards.

8.3.2

Pro forma historical earnings for the year ended 31 December 2004

	For the Year Ended
	31-Dec-04 Empire	31-Dec-04 GSLM		Pro Forma Adjustments	Unaudited Pro Forma
OIL AND GAS SALES	$ -	$ 13,910		$ -	$ 13,910
EXPENSES
Impairment of advances to GSLM	265,266	-	(a)	(265,266)	-
Interest	212,794	47,625		-	260,419
General and administrative	1,100,576	510,256	(d)	(900,576)	710,256
TOTAL EXPENSES	1,578,636	557,881		(1,165,842)	970,675
OPERATING LOSS	(1,578,636)	(543,971)		1,165,842	(956,765)
Provision for income taxes	-			-	-
Net Loss	$ (1,578,636)	$ (543,971)		$ (1,165,842)	$ (956,765)

8.3.3

Pro forma consolidated balance sheet as at 31 December 2004

	For the Year Ended
	31-Dec-04 Empire	31-Dec-04 GSLM		Pro Forma Adjustments	Unaudited Pro Forma
ASSETS
CURRENT ASSETS
Cash	$ 47,021	$ 5,325	(c)	$ 127,000	$ 179,346
Accounts receivable, net	-	29,324		-	29,324
Prepaids	-	114,157		-	114,157
TOTAL CURRENT ASSETS	47,021	148,806		127,000	322,827
PROPERTY AND EQUIPMENT, NET	-	13,150		-	13,150
OIL AND GAS PROPERTIES, NET	-	-	(b)	22,100,000	22,100,000
TOTAL ASSETS	$ 47,021	$ 161,956		$22,227,000	$ 22,435,977
LIABILITIES
CURRENT LIABILITIES
Current liabilities	$ 727,579	$ 221,279		-	$ 948,858
Long term liabilities	-	2,477,889	(a)	(265,266)	2,212,623
Long-term Convertible debentures	195,619	-		-	195,619
TOTAL LIABILITIES	923,198	2,699,168		(265,266)	3,357,100
Minority interest	-	-		9,844,894	9,844,894
STOCKHOLDERS’ EQUITY
STOCKHOLDERS’ EQUITY
Common stock	7,293	-	(b)	33,750	42,453
			(c)	1,410
Additional paid-in-capital	34,129,788	6,956,808	(b)	12,221,356	19,303,754
			(c)	125,590
			(b)	(34,129,788)
Accumulated other comprehensive loss	-	(420,048)		-	(420,048)
Accumulated deficit	(35,013,258)	(9,073,972)	(a)	265,266	(9,692,176)
			(b)	34,129,788
TOTAL STOCKHOLDERS’ EQUITY	(876,177)	(2,537,212)		12,647,372	9,233,983
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 47,021	$ 161,956		$ 22,227,000	$ 22,435,977

8.3.4

Notes to unaudited consolidated summaries of proforma financial position

In 2002, Empire entered into an agreement to acquire up to 100% of GSLM. Empire also agreed that it would effect a reverse stock split that would exchange one new share of common stock for ten existing shares of common stock.  As a result, assuming 50% acceptance, Empire will issue approximately 35 million shares of its stock to acquire 50% of the issued and outstanding common stock of GSLM.  As a result of the change in control of Empire, the operating history of the continuing company will be that of GSLM.

The unaudited pro forma adjustments are as follows:

a.

To eliminate impairment expense recorded by Empire of loans made to GSLM during last six months of 2004 and eliminate the corresponding liability.

b.

To record the acquisition of GSLM by issuance of approximately 35 million shares of Empire common stock valued at the December 31, 2004 market value of $.34 per share.   Fair value of property acquired was determined by independent valuation to be $19 to $23 million.

c.

To record the issuance of an additional 1,410,000 shares of common stock after December 31, 2004 for proceeds of $127,000 required to complete the approval of the acquisition.

d.

To record elimination of operating expenses of Empire in excess of the estimated ongoing costs of the public company.

8.4

Prospects of the Merged Group

Directors of Empire believe that the prospects of the companies are enhanced by the proposed Acquisition.  While the conversion of your investment in GSLM into an investment in Empire remains speculative, the potential of the property under the license and the talent of the management team will be supported by what the directors believe to be greater funding opportunities which may be available to Empire if the Acquisition is completed.

For the year ended 31 December 2005, and depending upon its ability to raise funds, Empire, like GSLM in the past, will continue to explore and pursue development of the property encompassed within SEL 13/98 and seek to locate other acquisition opportunities in the natural resource industries. In particular, exploration costs on the licensed property will be determined by available funding and requirements of the licence.   Operating losses including exploration and administrative costs are forecast to be approximately $5,000,000 for the coming year.

Source of Consideration

9.1

Empire Energy Share Consideration

The maximum number of Empire Energy Shares which would become payable under the Offer if acceptances are received in respect of GSLM Shares on issue as at the date of this bidder’s statement (other than those GSLM Shares in which Empire Energy has a relevant interest) is approximately 62.4 million Empire Energy Shares.

As at the time of the closing of the Offer Empire Energy will have the capacity to issue the maximum number of Empire Energy Shares which it may be required to issue under the Offer.

Investment risks

10.1

Introduction

This Section 10 describes the key risks considered by Empire Energy to be relevant to accepting Empire Energy Shares under the Offer.  Empire Energy Shares are subject to several risks that are both of the general kind affecting any shares of an OTC Bulletin Board listed company and those that are specifically relevant to Empire Energy and its undertaking.  These risks may affect Empire Energy’s future performance and the value of an investment in Empire Energy.  Some of these risks are capable of being managed and to that extent Empire Energy will seek to take steps to manage these risks, however, some of these risks are beyond the control of Empire Energy and are not able to be managed.

10.2

Transaction specific risks

10.2.1

Possible substantial dilution resulting from conversion of HEM debenture

In the absence of Empire's ability to redeem the HEM debenture, HEM is likely required to protect its interest by converting the escrowed shares. The on-sale of these shares on the open market would likely cause a dramatic decline in the price of the Empire Energy Shares and substantially increase the number of shares publicly trading. These results would dilute your interests in Empire Energy and decrease the per share value of the Empire Energy Shares you receive in the Offer.

10.2.2

Dilution of capital of Empire following completion of the Acquisition

As at the date of this bidder's statement, there are 68,464 outstanding options in respect of Empire's Class A common stock and 2,390,000 warrants. In addition, pursuant to the Investment Agreement set out in clause  of this document, in the event that the average bid price of Empire Energy for the ten days between the 21st and 31st March is not USD1.00 or more, Empire will be required to issue a further 2,500,000 shares, pro rata, to those shareholders who were a party to that Investment Agreement for no consideration. This could lead to a significant dilution of the interests which the GSLM shareholders have in Empire Energy.

10.2.3

Issue of Empire Energy Shares as Consideration

The value of the Empire Energy stock GSLM shareholders actually receive may be less than the value of shares of GSLM common stock when tendered.  This is because the market price of Empire Energy Shares on the date you actually receive the Empire Energy Shares may be less than the average of the high and low selling prices over the measurement period.  Furthermore, under the Offer, Empire Energy will issue a significant number of new Empire Energy Shares.  Some GSLM shareholders may not intend to continue to hold their Empire Energy Shares and may wish to sell them.  There is a risk that a significant number of GSLM shareholders will seek to sell their Empire Energy Shares and this may adversely impact the price of Empire Energy Shares.

10.2.4

The trading price of the Empire Energy Shares may be volatile

The common stock of Empire Energy trades on the OTC Bulletin Board.  The OTC Bulletin Board is not an exchange.  Trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or NASDAQ.  You may have difficulty reselling any of the shares that you purchase from the selling shareholders.  We are not certain that a more active trading market in Empire common stock will develop, or if such a market develops, that it will be sustained.  Sales of a significant number of shares of our common stock in the public market could result in a decline in the market price of our common stock, particularly in light of the illiquidity and low trading volume in our common stock.

The trading price of the Empire Energy common stock has from time to time fluctuated widely and in the future may be subject to similar fluctuations.  The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general conditions in the oil and gas exploration and development industry, market demand for our common stock, various other events or factors both in and out of our control.  In addition, the sale of our common stock into the public market could put downward pressure on the trading price of our common stock.  In recent years, broad stock market indices, in general, and smaller capitalisation companies, in particular, have experienced substantial price fluctuations.  In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

10.2.5

Applicable SEC rules governing the trading of 'penny stocks' limit the liquidity of the Empire Energy common stock, which may affect the trading price of our common stock

Common stock in Empire Energy currently trades on the OTC Bulletin Board.  Since this common stock continues to trade well below USD5.00 per share, it is considered a 'penny stock' and is subject to SEC rules and regulations that impose limitations upon the manner in which these shares can be publicly traded.  These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the written purchaser’s agreement to a transaction prior to purchase.  These regulations have the effect of limiting the trading activity of Empire's common stock and reducing the liquidity of an investment in Empire common stock.

10.2.6

Certain shares will have restrictions on transfer which may continue for not less than 12 months following the merger

Some of the Empire Energy Shares being issued as consideration under the Offer are 'restricted securities' pursuant to Rule 144 of the Securities Act. How this affects you is set out in further detail in sections  to  of this document. 'Empire Energy is in the process of applying for the registration of these securities with the intention of having the registration statement declared effective by the SEC as soon as reasonably possible. However, there is the risk that the SEC could delay the registration of the Empire Energy securities, meaning that those shares which are deemed to be restricted will continue to be restricted for a period equal to the earlier of the registration statement being declared effective by the SEC, or 12 months following the conclusion of the Offer. If this was the case, if you were issued with restricted shares, you will not be able to trade these securities on the OTC Bulletin Board until the conclusion of this period. Notwithstanding this restriction, you will be entitled to privately transfer your Empire Energy Shares outside the United States, provided the purchaser makes certain representations, such as that it is not to a 'US. Person' as such term is defined in Regulation S of the Securities Act.

10.2.7

The Australian government may tax you for exchanging shares

If the conditions of the Offer are satisfied, but acceptances less than 80% of GSLM's issued share capital are received, the transaction will be characterised as a taxable sale by the GSLM shareholders of their GSLM shares in exchange for shares of Empire Energy common stock.  In this event, each exchanging GSLM shareholder would recognise a gain or loss, measured by the difference between the fair market value on the date of the exchange of the Empire Energy voting common stock and the shareholder’s tax basis in the GSLM common stock surrendered in exchange. Refer to section 11 of this document for further information on the taxation implications of the Offer. You should also consult your professional tax adviser as to the effect of this risk on your particular circumstances.

10.3

Operational Risks of GSLM following the merger

Empire Energy decided to pursue the acquisition of GSLM with the expectation that the acquisition will result in benefits to the overall merged entity arising out of adding GSLM’s operations to the existing operations of Empire.  To realise any benefits from the acquisition of GSLM, we will face a number of post-merger operational challenges. These are considered in turn below.

If we do not successfully address these and other challenges, we may not realise the expected benefits of the acquisition of GSLM and, as a result, the operating results and the market price of Empire's common stock may be adversely affected.  In particular, you will be exposed to these risks in your capacity as a shareholder in Empire Energy.

10.3.1

GSLM may not be able to meet its substantial capital funding requirements.

The business of the Merged Group of Empire and GSLM is capital intensive.  The Merged Group will be required to invest a significant amount in development and exploration activities.  GSLM is currently making and aims to continue to make substantial capital expenditures to find, develop, and produce natural gas and oil reserves.  If Empire and GSLM are unable to secure funding on acceptable terms or, even if obtained, their capital resources diminish as a result of operating difficulties, we may not be able to meet the exploration expenditure requirements of the petroleum license held by GSLM – thus voiding the licence.  The licence is the single most important asset of GSLM and its loss would result in a substantial decrease in its ability to eventually become a profit-generating company and to generate positive revenues for the shareholders in Empire Energy.

Even if Empire and GSLM acquire sufficient financing to meet the licence expenditures, we may not be able to expend the capital necessary to undertake or complete future drilling programs or acquisition opportunities unless Empire is able to raise additional funds through debt or equity financings.  Empire may not be able to obtain debt or equity financing to meet those capital requirements.  Moreover, the future cash flow from operations of Empire and GSLM may not be sufficient for continued exploration, development or acquisition activities, and it may not be possible to obtain the necessary funds from other sources.

Further, if the Merged Group is unable to raise the requisite capital to meet its licence expenditures, it may be required to draw down on the HEM facility described in section , giving rise to an increased dilution of the Empire Shares issued under this Offer.

10.3.2

We anticipate future losses and negative cash flows

GSLM has experienced negative cash flows since its inception.  After the merger, we will continue operations in Tasmania in the same fashion as GSLM has been doing to date. The activities of GSLM are strictly in the exploration phase and have no proven petrochemical reserves.  We will continue to incur significant expenses over the next several years with our operations, including further seismic studies and exploratory drilling.

10.3.3

New investors in the future may require participation interests which could decrease future profitability

The pace of exploration and the level of operations going forward will be determined by the amount of funding available.  If funding is limited, exploration may be continued under agreements that provide investors with a participation interest in a particular property held by Empire Energy or GSLM.  Under this type of arrangement, an investor would invest in a specific property and receive a negotiated interest in the property.  This could reduce the potential profitability of the remaining interest in the property and reduce the ability of Empire and/ or GSLM to control and manage the property.

10.3.4

The success of the ongoing business depends upon the ability of GSLM to find, develop and produce oil and gas reserves

The work done by GSLM to date is exploration work only and GSLM has yet to uncover a charged reservoir in a well which it has been able to develop and produce. There is no guarantee that we will find reserves that will economically produce.  Future drilling activities will subject us to many risks, including the risk that we will not find commercially productive reservoirs.  Drilling for oil and natural gas can be unprofitable, not only from dry wells, but from productive wells that do not produce sufficient revenues to return a profit.  Also, title problems, weather conditions, governmental requirements and shortages or delays in the delivery of equipment and services can delay drilling operations or result in their cancellation.  The cost of drilling, completing and operating wells is often uncertain, and new wells may not be productive.  As a result, we may not recover all or any portion of our investment.

10.3.5

A decline in natural gas and oil prices may adversely affect financial results

Any revenues generated from future operations would be highly dependent on the price of, and demand for, natural gas and oil.  Even relatively modest changes in oil and natural gas prices may significantly change those revenues, results of operations, and cash flows.  Historically, the markets for natural gas and oil have been volatile and are likely to continue to be volatile in the future.  Prices for natural gas and oil may fluctuate widely in response to relatively minor changes in the supply of and demand for natural gas and oil, market uncertainty and a variety of additional factors that are beyond our control, such as:

•

the domestic and foreign supply of natural gas and oil;

•

the price of foreign imports;

•

overall domestic and global economic conditions;

•

political and economic conditions or hostilities in oil producing countries, including the Middle East and South America;

•

the ability of the members of the Organisation of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

•

the level of consumer product demand;

•

weather conditions;

•

domestic and foreign governmental regulations; and

•

the price and availability of alternative fuels.

10.5.6

The oil and gas business involves many operating risks that can cause substantial losses; insurance may not protect us against all these risks.

In our operations going forward, we may experience hazards and risks inherent in drilling for, producing and transporting of natural gas and oil.  These hazards and risks may result in loss of hydrocarbons, environmental pollution, personal injury claims, and other damage to our properties and third parties and include:

•

fires;

•

natural disasters;

•

industrial action;

•

explosions

•

encountering formations with abnormal pressures;

•

blowouts;

•

cratering;

•

pipeline ruptures; and

•

spills.

GSLM may be insured against some, but not all, of the hazards and potential losses associated with this business.  As a result, we may be liable or sustain losses that could be substantial due to events that are not insured. Losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage.  The occurrence of an event that is not fully covered by insurance could have a material adverse impact on the financial condition and results of operations of Empire.

10.3.7

We may incur substantial costs to comply with environmental and other governmental regulations.

Exploration and production operations are regulated extensively.  GSLM has made and aims to continue to make all necessary expenditures, both financial and managerial, in its efforts to comply with the requirements of environmental and governmental regulations. Empire Energy will continue to make all such necessary expenditures going forward.

However, significant liabilities could be imposed on GSLM going forward for damages, clean up costs or penalties in the event of certain discharges into the environment, environmental damage caused by previous owners of property acquired by GSLM or non-compliance with environmental laws and regulations. GSLM minimises these risks by taking steps to maximise compliance with environmental laws and regulations and where possible, by carrying appropriate insurance. There is also a risk that the environmental laws and regulations may become more onerous, making GSLM's operations more expensive.

10.3.8

Native title

The issue of mining tenures over land in which native titles may subsist requires complex and lengthy procedures to be followed.

A native title claim could be lodged in respect of the land covered by the SEL 13/98 or which could affect this tenement.

Tax Considerations

The following summary is provided in respect of the current taxation laws in Australia affecting Australian resident and non-resident GSLM shareholders who accept the Offer.  This is not intended to operate as a comprehensive overview for GSLM shareholders and shareholders should make their own independent assessment and investigations as they deem necessary including, without limitation, seeking professional advice on the legal and taxation consequences of exchanging their shares in GSLM for shares in Empire Energy.

11.1

Australian resident shareholders

Under current Australian tax legislation, a taxpayer can choose to obtain a roll-over when interests held in one entity are exchanged for replacement interests in another entity.  This so-called "scrip for scrip" roll-over relief may be available to GSLM shareholders.

Roll-over relief may be available to GSLM shareholders if the exchange for shares in Empire Energy results in a capital gain in the hands of the GSLM shareholder (ie if a capital loss would arise, there is no roll-over) and the general requirements for the roll-over are satisfied.  In particular, the proposed Acquisition must result in Empire Energy becoming the owner of 80% or more of the GSLM shares. In this respect, it should be noted that one of the conditions of this Offer is that acceptances must be received equating to more than 50% of the issued share capital of GSLM.

If the Acquisition results in the acquisition by Empire Energy of at least 80% of the GSLM shares, then scrip for scrip roll-over relief may be available to GSLM shareholders. As a result of the roll-over, any capital gain arising from the exchange of the shares in GSLM is deferred until the shares in Empire Energy which are acquired as a result of this Acquisition, are subsequently sold.

If, however, the Acquisition results in the acquisition by Empire Energy of more than 50% of the GSLM shares but less than 80%, then scrip for scrip roll-over relief will not be available.  The effect of scrip for scrip roll-over relief not being available means that any capital gain arising from the exchange of the shares may be taxable in the hands of the relevant shareholder for that financial year according to the shareholder's marginal tax rates.

11.2

Shareholders who are not Australian residents

Special rules apply to GSLM shareholders who are not Australian residents for tax purposes.  A shareholder cannot obtain rollover relief if, just before the shareholder stops owning the GSLM shares, the shareholder is not an Australian resident and, just after the shares in Empire Energy are acquired, Empire Energy is not an Australian resident for tax purposes.  It is not foreseen that Empire Energy will become an Australian resident for tax purposes following completion of the Acquisition.

Other material information

12.1

Disclosure of interests of certain persons

 above.

12.2

Disclosure of fees and benefits received by certain persons

John Garrison, a director of Empire, accrued approximately USD60, 000 in fees throughout 2004, of which USD40,000 remained unpaid as at 31 December 2004.   Malcolm Bendall, the chairman of Empire and a director of GSLM received annual compensation of USD59,200 for work performed in 2004.   This remuneration was paid to Malcolm from the proceeds of additional Empire share sales in December 2004.   No amounts remain accrued or unpaid to Malcolm as at the date of this bidder's statement.

750,000 shares of treasury stock (75,000 post split) in Empire Energy were transferred to Bryan Ferguson, the previous President of Empire Energy, as a bonus for negotiating the Acquisition. This was completed by issuing Bryan Ferguson with 75,000 post split shares in Empire in August 2002.

12.3

Consents

This bidder's statement contains statements which are made or based on statements made in documents lodged with ASIC. Pursuant to ASIC Class Order 01/1543, the consent of the relevant person is not required for the inclusion of such statements in this bidder's statement.

Any GSLM Shareholder requiring a copy of any of those documents may obtain a copy of them free of charge during the Offer period by contacting GSLM directly at the shareholder information line established for this purpose.

12.4

Expiry date

No securities will be issued on the basis of this bidder’s statement after the date which is 12 months after the date of Empire Energy’s Offer.

Terms of the Offer

13.1

Empire Energy’s Offer

Empire Energy offers to acquire 100% of your GSLM shares on and subject to the terms and conditions set out in this Offer.  For each one GSLM share you will receive one Empire Energy share.

13.2

Offer period

This Offer will remain open for acceptance during the period commencing on the date the first Offer is made under the bid and ending at  5pm on 7 April 2005 (Salt Lake City, USA time) or 12pm, 8 April 2005 (Australian Eastern Standard Time) unless withdrawn or extended in accordance with the Corporations Act 2001.

Empire must extend the Offer if, within the last 7 days of the Offer period:

(a)

Empire improves the consideration under the Offer; or

(b)

Empire's voting power in GSLM increases to more than 50%.

If either of the events in (a) and (b) above occurs, the Offer Period will be extended so that it ends 14 days after the occurrence of that event.

Empire may (but is not obliged to) extend the Offer Period at any time before the end of the Offer Period.

13.3

Compulsory acquisition

Under Part 6A.1 of the Corporations Act, Empire will be entitled to compulsorily acquire any GSLM Shares on issue in respect of which it has not received an acceptance of the Offer, on the same terms as the Offer, if during or at the end of the Offer Period, Empire (together with its associates) has a relevant interest in at least 90% (by number) of the GSLM Shares on issue.

If this threshold is met, Empire will have one month from the end of the Offer Period within which to give the compulsory acquisition notices to GSLM Shareholders who have not accepted the Offer. GSLM Shareholders may challenge compulsory acquisition of their GSLM Shares, but this will require the relevant GSLM Shareholders to establish to the satisfaction of the court that the terms of the Offer do not represent fair value for the GSLM Shares.

If the GSLM Shares are compulsorily acquired from a GSLM Shareholder in accordance with the provisions of Part 6A.1 of the Corporations Act, the relevant GSLM Shareholder will receive the Empire Shares (ie. 1 Empire Share for 1 GSLM Share) to which it is entitled as a consequence, later than other GSLM Shareholders who accept the Offer.

Empire intends to exercise its compulsory acquisition rights if it becomes entitled to those rights.

13.4

Who may accept

13.4.1

Offerees

An Offer in this form is being made to each holder of GSLM Shares at 9.00am (Australian Eastern Standard Time) on the date specified by Empire Energy under section 633(2) of the Corporations Act 2001, which date is 4 March 2005.

If at the time the Offer is made to you, or at any time during the Offer Period, another person is, or is entitled to be, registered as the holder of GSLM Shares to which this Offer relates:

(c)

a corresponding Offer will be deemed to have been made to that other person in respect of those GSLM Shares; and

(d)

a corresponding Offer will be deemed to have been made to you in respect of any other GSLM Shares you hold to which the Offer relates.

13.4.2

Trustees and nominees

If you are a trustee or nominee for several persons in respect of separate parcels of GSLM Shares, section 653B of the Corporations Act 2001 deems an Offer to have been made to you in respect of each separate parcel. To validly accept the Offers for all of a parcel, you must complete the Acceptance Form by specifying that the shares in respect of which you are accepting are a separate parcel and the numbers of shares in the separate parcel to which the acceptance relates. If your holding does not consist of separate parcels, but you attempt to accept the Offers in the manner described in this section, you commit an offence but the acceptance is valid.

13.5

Effect of taking no action

GSLM Shareholders who do not wish to accept the Offer should take no action. However in this case if Empire achieves 90% acceptance and becomes entitled to compulsorily acquire your shares, as referred to in section , it is the intention of Empire to do so, in which case you will receive the consideration for your GSLM Shares later than other GSLM Shareholders who accept the Offer. Otherwise, those shareholders who do not accept the Offer will retain their current interest in GSLM.

GSLM shareholders should be aware that as at 25 February, Empire had loaned GSLM a total of $506,962.26. In addition to this, as at 23 February 2005, we are informed that the total amount of advances made by Mr Malcolm Bendall, a director of both GSLM and Empire, or an associated entity of Mr Bendall is equal to $957,545.81.

We are informed that it is the present intention of all entities associated with Empire which have lent funds to GSLM, not to call upon the repayment of those funds throughout the Offer period. Should the Offer not be accepted the loans from Empire will become due and payable. The loans from Mr Bendall and associated entities of Mr Bendall will become due and payable in July 2006.

13.6

How to accept this Offer

13.6.1

General

(e)

Subject to clause , you may accept this Offer only in respect of 100% of your GSLM Shares.

(f)

You may accept this Offer at any time during the Offer Period.

13.6.2

Action required

To accept this Offer, you must:

(g)

complete and sign the Acceptance Form enclosed with this bidder’s statement (and which forms part of this Offer) in accordance with the terms of this Offer and the instructions on the Acceptance Form; and

(h)

ensure that the Acceptance Form and any documents required by the terms of this Offer and the instructions on the Acceptance Form are received by the Transfer Agent before the expiry of the Offer Period at the address indicated on the Acceptance Form.

13.6.3

Receipt of Acceptance Form

To accept this Offer, you should complete and sign the Acceptance Form in accordance with the instructions on it, and return it together with any necessary documents so that they are received by Empire Energy before the end of the Offer Period.

If your Acceptance Form is returned by post, it will be taken as received before the end of the Offer Period if the envelope in which it is sent is post-marked before the end of the Offer Period (even if received by Empire Energy after that time).

13.7

The effect of acceptance

By signing the Acceptance Form and returning it to Empire Energy in accordance with clause  you will have:

(i)

accepted this Offer (and each variation of this Offer) in respect of your GSLM Shares;

(j)

agreed to transfer to Empire Energy your GSLM Shares, subject to this Offer being declared free from the conditions set out in clause  (or such conditions being satisfied or waived);

(k)

authorised Empire Energy to complete your Acceptance Form by rectifying any errors in or omissions from it as may be necessary to make it a valid acceptance of this Offer or to enable registration of the transfer of your GSLM Shares to Empire Energy;

(l)

represented and warranted to Empire Energy that your GSLM Shares will at the time of transfer to Empire Energy be fully paid up and Empire Energy will acquire good title to them and full beneficial ownership of them free from all mortgages, charges, liens, encumbrances (whether legal or equitable) and restrictions on transfer of any kind;

(m)

agreed to indemnify fully Empire Energy in respect of any claim or action against it or any loss, damage or liability whatsoever incurred by it in consequence of any breach by you of the terms of the Offer;  and

(n)

agreed to accept the Empire Energy Shares to which you have become entitled by acceptance of this Offer subject to the constituent documents of Empire Energy and have authorised Empire Energy to place your name on its register of shareholders in respect of those Empire Energy Shares.

Empire Energy may, in its sole discretion, and without any further communication to you, at any time determine that any Acceptance Form it receives is a valid acceptance, even if any of the requirements for acceptance have not been complied with.

13.8

When you will receive your shares in Empire Energy

To receive their Empire Energy Shares, tendering shareholders of GSLM will need to provide, with their GSLM share certificates (if any), their full name and address as it appears on the GSLM share register to Empire Energy’s transfer agent, Interwest Transfer Company, Inc. (Interwest).

If the minimum acceptance level and other conditions of the Offer are met as set out in clauses , and 13.9 Interwest will, within three days of the close of the Offer, issue new Empire Energy Shares to the GSLM shareholder who accepted the Offer.  The shareholders will be included in the shareholders’ register immediately and will have all the rights pertaining to shareholders from the date of issue of their Empire Energy Shares.

If you accept this Offer, Empire Energy is entitled to all Rights in respect of your GSLM Shares. Empire Energy may require you to provide all documents necessary to vest title to those Rights in Empire Energy, or otherwise to give it the benefit or value of those Rights. If you do not do so before Empire Energy has provided the Consideration to you, Empire Energy will be entitled to deduct the amount (or value, as reasonably assessed by Empire Energy) of such Rights from the Consideration otherwise due to you.

13.9

Conditions of this Offer

Subject to clause , this Offer and any contract that results from your acceptance of it are each conditional on:

(a)

Shareholders having more than 50% of the share capital in GSLM must accept the Offer.

(b)

GSLM does not suffer any material adverse change in relation to it or its business between the date of this Offer and the date of closing of this Offer and GSLM shall be free from any material pending or threatened litigation, claims, or contingent liabilities, other than as disclosed in its financial statements for the year ended 30 June 2004.

(c)

GSLM shall be in good standing in the Australian state of Tasmania and shall be duly qualified to do business in those jurisdictions which require such qualification.

(d)

The proposed Acquisition shall not violate the terms and conditions of the petroleum licence held by GSLM, known as SEL 13/98, and such licence shall be in good standing as at the date of closing of the Offer.

(e)

None of the following occurrences happening during the period from the date of this bidder's statement to the end of the Offer period:

•

GSLM resolving that it be wound up;

•

The appointment of a liquidator or provisional liquidator of GSLM;

•

The making of an order by a court for the winding up of GSLM;

•

An administrator of GSLM being appointed under section 436A, 436B, or  436C of the Corporations Act 2001;

•

GSLM executing a deed of company arrangement; or

•

The appointment of a receiver, receiver and manager, other controller (as defined in the Corporations Act 2001) or similar official in relation to the whole, or a substantial part, of the property of GSLM.

13.10

The nature of the conditions

These conditions are conditions subsequent. The non-fulfilment of any condition subsequent does not prevent a contract to sell your GSLM Shares resulting from your acceptance of this Offer, but entitles Empire Energy, by written notice to you, to rescind the contract resulting from your acceptance of this Offer.

13.11

The benefit of the conditions

Subject to the Corporations Act 2001, and until the end of the Offer Period, Empire Energy alone is entitled to the benefit of the conditions in clause  or to rely on any non-fulfilment of any of them.

13.12

Freeing the Offer from conditions

Subject to section 650F of the Corporations Act 2001, Empire Energy may declare the Offers free from all or any of the conditions in clause  generally or in relation to any specific occurrence by giving notice in writing to GSLM not less than 7 days before the end of the Offer Period.

If, at the end of the Offer Period, the conditions in clause  have not been fulfilled and Empire Energy has not declared the Offers (or they have not become) free from those conditions, all contracts resulting from the acceptance of the Offers will be automatically void.

13.13

Notice on the status of conditions

The date for giving the notice on the status of the conditions referred to in clause  required by section 630(1) of the Corporations Act 2001 is 30 March 2005  (subject to extension in accordance with section section 630(2) of the Corporations Act 2001 if the Offer Period is extended).

13.14

Withdrawal of Offer

This Offer may only be withdrawn with the consent in writing of ASIC if it has not been accepted. Subject to that consent, withdrawal may be effected by giving written notice to GSLM and the GSLM shareholders.

If Empire Energy withdraws this Offer, all contracts resulting from its acceptance will automatically be void and GSLM Shareholders will retain ownership of their shares in GSLM as held prior to their acceptance of the Offer.

13.15

Variation of Offer

Empire Energy may vary this Offer in accordance with the Corporations Act 2001.

13.16

Governing law

This Offer and any contract that results from your acceptance of this Offer are governed by the laws in force in Victoria.

13.17

Date of Offer

This Offer is dated 4 March 2005.

Definitions and interpretation

14.1

Definitions

In this bidder’s statement and in the Acceptance Form and Transfer, unless the context otherwise requires:

A$ or $ means Australian dollars.

Acquisition means the completion of the Offer contemplated by this document.

Consideration means the consideration Empire Energy offers to acquire GSLM shares as contained in clauses , , and .

Empire, Empire Energy or Empire Energy Group means Empire Energy Corporation International and its subsidiaries as at the date of this bidder’s statement.

Empire Energy Shares or Empire Shares means the class A common stock in Empire Energy.

Exchange Act means the US Securities Exchange Act of 1934, as amended.

GSLM Shares means fully paid ordinary shares in GSLM and all Rights attaching to them.

Letter of Intent means the letter between Empire Energy and GSLM establishing the terms and conditions of the Offer dated 9 July 2002, as amended on 10 December  2002 and 16 October 2003.

Merged Group means Empire Energy and its subsidiaries following the acquisition by Empire Energy of a majority of the GSLM shares.

Merger Agreement means the agreement between GSLM and Empire dated 27 May 2004 agreeing to actively pursue the merger between GSLM and Empire.

OTC Bulletin Board means the Over the Counter Bulletin Board in the United States of America.

Offer means Empire Energy’s offer to acquire GSLM shares as contained in clauses  and  of this bidder’s statement.

Regulation S means Regulation S as promulgated by the SEC under the Securities Act.

Rights means all accretions, rights or benefits of whatever kind attaching to or arising from the GSLM Shares directly or indirectly at or after the date of this bidder’s statement including, without limitation, all dividends and all rights to receive them or rights to receive or subscribe for shares, notes, bonds, options or other securities declared, paid or issued by GSLM or by any GSLM subsidiary.

Rule 144 means Rule 144 as promulgated by the SEC under the Securities Act.

SEC means the Securities and Exchange Commission in the United States of America;

Securities Act means the Securities Act of 1933, as amended.

USD means US dollars.

14.2

Interpretation

In this bidder’s statement and in the Acceptance Form, unless the context otherwise requires:

•

words and phrases have the same meaning (if any) given to them in the Corporations Act 2001;

•

words importing a gender include any gender;

•

words importing the singular include the plural and vice versa;

•

an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and vice versa;

•

a reference to a clause, annexure and schedule is a reference to a clause of and an annexure and schedule to this bidder’s statement as relevant;

•

a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances, or by-laws amending, consolidating or replacing it, whether passed by the same or another government agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

•

headings and holdings are for convenience only and do not affect the interpretation of this bidder’s statement;

•

a reference to time is a reference to Australian Eastern Standard Time;

•

a reference to writing includes e-mail and facsimile transmissions; and

•

a reference to dollars, $, A$, cents, ¢ and currency is a reference to the lawful currency of the Commonwealth of Australia.

•

a reference to USD, US$ or pennies is a reference to the lawful currency of the United States of America.

15

Approval of bidder’s statement

This bidder’s statement has been approved at a meeting of all Empire Energy directors held on 4 March 2005 by a unanimous resolution passed by all Empire Energy directors.

Dated:

Signed

for and on behalf of Empire Energy Corporation International

/s/ John Garrison

John Garrison

Director

Annexure A

Financial statements of Empire Energy for year ended 31 December 2004

Annexure B

Financial statements for GSLM for year ended 30 June 2004